UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
_______________________
Filed by the Registrant  ☒                                                  Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
TARSUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2025
To the Stockholders of Tarsus Pharmaceuticals, Inc.:
It is my pleasure to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Tarsus Pharmaceuticals, Inc., to be held on Thursday, June 12, 2025 at 9:00 a.m. (Pacific Daylight Time). The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the Annual Meeting via live webcast by registering at www.proxydocs.com/TARS in advance of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. On or around April 28, 2025, we expect to mail to our stockholders a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2025 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2024 Annual Report. The notice also provides instructions on how to vote online or by telephone, how to access the virtual Annual Meeting, and how to receive a paper copy of the proxy materials by mail.
Whether or not you plan to virtually attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you virtually attend the meeting you will have the right to revoke your proxy and vote electronically during the meeting via the live webcast. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

/s/ Bobak Azamian
Bobak Azamian President, Chief Executive Officer and Board Chairman
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
T 949-418-1801
www.tarsusrx.com

Tarsus Pharmaceuticals, Inc.
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 12, 2025
To the Stockholders of Tarsus Pharmaceuticals, Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting” or the “2025 Annual Meeting”) of Tarsus Pharmaceuticals, Inc., a Delaware corporation. The meeting will be held on Thursday, June 12, 2025, at 9:00 a.m. (Pacific Daylight Time). The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by registering at www.proxydocs.com/TARS in advance of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. At the Annual Meeting our stockholders will be asked:
1.To elect Bobak Azamian and Katherine Goodrich as Class II directors, to serve until the 2028 annual meeting of stockholders or until their respective successors have been elected or appointed.

2.To hold an advisory vote to approve, on a non-binding basis, our named executive officer compensation.

3.To hold an advisory vote to approve, on a non-binding basis, the frequency with which future stockholder votes on the compensation of our named executive officers will be conducted of one, two or three years.
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

5.To conduct any other business properly brought before the meeting or any adjournment thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 14, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be accessible for ten days prior to the meeting at our principal place of business at 15440 Laguna Canyon Road, Suite 160, Irvine, CA 92618, between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Daylight Time).

Your Board of Directors is pleased to nominate Bobak Azamian and Katherine Goodrich as Class II directors on our Board of Directors. Our Board of Directors also unanimously recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, for the “1 YEAR” option as the frequency of the non-binding advisory vote on executive compensation and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants.

Regardless of the number of shares you own, your VOTE is very important. Therefore, even if you presently plan to virtually attend the 2025 Annual Meeting, please vote or submit your proxy by following the instructions in the Notice Regarding Internet Availability of Proxy Materials that you previously received as soon as possible so that your shares can be voted at the 2025 Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice Regarding Internet Availability of Proxy Materials or the proxy card (if you requested and received a printed copy of the proxy materials). If you do virtually attend the 2025 Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time.
Please read the attached Proxy Statement, as it contains important information you need to know to vote at the 2025 Annual Meeting.

By Order of our Board of Directors

/s/ Bryan Wahl
Bryan Wahl General Counsel and Secretary
Irvine, California
April 28, 2025
You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”

Tarsus Pharmaceuticals, Inc.
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2025
This proxy statement and proxy card are furnished in connection with the solicitation of proxies by our Board of Directors to be voted at the 2025 Annual Meeting of Stockholders (the “Annual Meeting” or the “2025 Annual Meeting”) of Tarsus Pharmaceuticals, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Tarsus”), which will be held virtually on Thursday, June 12, 2025, at 9:00 a.m. (Pacific Daylight Time) via live webcast. To attend the Annual Meeting, stockholders of record must register at www.proxydocs.com/TARS in advance of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
We are making this proxy statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxydocs.com/TARS. On or around April 28, 2025, we intend to mail to our stockholders the Notice Regarding Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this proxy statement and our 2024 Annual Report. The Notice also includes instructions on how you may submit your proxy over the Internet or via telephone and how to vote online at the Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
Additionally, you can find a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the Securities and Exchange Commission (“SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investors & News” section of our website located at www.tarsusrx.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to Attention: Corporate Secretary, Tarsus Pharmaceuticals, Inc., 15440 Laguna Canyon Rd., Suite 160, Irvine, CA 92618. Exhibits will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
You have received these proxy materials because the Board of Directors (our “Board” or “Board of Directors”) of Tarsus Pharmaceuticals, Inc. (“we”, “us,” “our,” the “Company” or “Tarsus”) is soliciting your proxy to vote at the 2025 Annual Meeting (the “Annual Meeting”). This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting. We have made available to you on the Internet this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and our 2024 Annual Report because you owned shares of our Common Stock on the record date of April 14, 2025.
Why did I receive a Notice Regarding Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) in the mail rather than mailing printed copies of a full set of proxy materials. The Notice instructs stockholders on how to access and review the proxy statement and Annual Report on Form 10-K over the Internet at www.proxydocs.com/TARS. The Notice also instructs stockholders on how they may submit their proxy over the telephone or Internet and vote online at the Annual Meeting. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
What is a virtual Annual Meeting?
The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders. You can virtually attend the Annual Meeting by registering at www.proxydocs.com/TARS in advance of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person.
We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may vote by Internet, by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by completing and mailing your proxy card.
The Annual Meeting starts at 9:00 a.m. (Pacific Daylight Time) on Thursday, June 12, 2025. We encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
To access the Annual Meeting, follow the instructions on your Notice or proxy card (if you requested and received a printed copy of the proxy materials). If your shares are not registered in your own name and you plan to vote your shares during the virtual Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and have it available during the virtual Annual Meeting in order to vote.
If you wish to submit a question the day of the Annual Meeting, you may log in to the virtual meeting platform at the unique link provided to you via email after registering in advance at www.proxydocs.com/TARS using the procedure described above, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to Annual Meeting matters and, therefore, will not be answered.
What am I voting on?
There are four matters scheduled for a vote:
•Election of Bobak Azamian and Katherine Goodrich as Class II directors, to serve until the 2028 annual meeting of stockholders or until their respective successor have been elected or appointed.

•Approve, on a non-binding basis, our named executive officer compensation.

•Approve, on an advisory basis, the frequency of the advisory vote on the Company’s executive compensation of one, two or three years.
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 14, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 42,007,037 shares of Company’s common stock (“Common Stock”) outstanding, our only class of voting stock. The holders of our Common Stock have the right to one vote for each share of Common Stock they held as of the record date.
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be accessible for ten days prior to the meeting at our principal place of business, 15440 Laguna Canyon Road, Suite 160, Irvine, CA 92618, between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Daylight Time).
How do I vote?
If on April 14, 2025, your shares were registered directly in your name with our transfer agent, ComputerShare Trust Company, N.A., then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.
•You may vote by using the Internet at www.proxypush.com/TARS by following the instructions for Internet voting on the Notice or proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 11, 2025. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.
•You may vote by telephone by dialing (866) 390-5415 and following the instructions for voting by phone on the Notice or (if you received a proxy card by mail) the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 11, 2025. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
•You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting. Mailed proxy cards must be received by June 11, 2025.
•You may vote electronically at the Annual Meeting using the unique link provided to you via email after registering in advance at www.proxydocs.com/TARS using the procedure described above, and using your unique control number that was included in the proxy materials that you received in the mail.
If on April 14, 2025, you held your shares in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from your broker or other holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.
You do not need to attend the virtual Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “Can I change my vote after submitting my proxy?” below.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) “For” the election of all two director nominees for Class II director; (ii) “For” the non-binding advisory approval of our Company's named executive officer compensation for the year ended December 31, 2024 as disclosed herein; (iii) “For” holding an advisory vote on executive compensation every one year; and (iv) “For” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, as disclosed herein. However, if you are not a record holder, such as where your shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card or Notice?
If you receive more than one proxy card or Notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or submit a proxy for each Notice to ensure that all of your shares are voted.
What if I share an address with another stockholder of Tarsus?
If you reside at the same address as another Tarsus stockholder, you and other Tarsus stockholders residing at the same address may receive a single copy of the Notice Regarding Internet Availability of Proxy Materials. This process, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you wish to receive a separate copy of the Notice Regarding Internet Availability of Proxy Materials, you may do so by making a written request to: Tarsus Pharmaceuticals, Inc., 15440 Laguna Canyon Road, Suite 160, Irvine, California 92618, Attention: Corporate Secretary, or an oral request by calling (949) 418-1801. Upon your written or oral request, we will promptly deliver a separate copy to you. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact use at the above address and phone number. The Annual Report, proxy statement and Notice are also available at www.proxydocs.com/TARS.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:
•If you receive a proxy card, you may submit another properly completed proxy card with a later date.
•You may re-vote by Internet or by telephone as instructed above.
•You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 15440 Laguna Canyon Road, Suite 160, Irvine, California 92618.
•You may virtually attend the Annual Meeting and vote electronically by registering at www.proxydocs.com/TARS in advance of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting using your unique control number that was included in the Proxy Materials that you received in the mail. Simply attending the meeting will not, by itself, revoke your proxy.
Who will solicit proxies on behalf of our Board of Directors?
Proxies may be solicited on behalf of our Board of Directors, without additional compensation, by the Company’s directors and employees.
The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website at www.tarsusrx.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR” and “AGAINST” votes, “WITHHELD” votes abstentions and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. For Proposal 1, directors are elected by a plurality vote. “Plurality” means that the two director nominees who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of a “WITHHOLD” vote, abstention or a broker non-vote, as described in the next paragraph) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. For Proposals 2, 3 and 4, abstentions will not be considered as votes cast for or against any proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for such proposals.
If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. Proposal 4 for the ratification of the appointment of Ernst & Young LLP is considered routine and therefore brokers generally have discretionary authority to vote shares held in street name. However, several large brokers have recently announced that they were eliminating the practice of discretionary voting of uninstructed shares, including on matters generally identified as “routine”. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of our Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. All of our proposals, other than Proposal 4, are non-discretionary matters and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.
How many votes are needed to approve each proposal?
•For Proposal 1, directors are elected by a plurality of the votes cast with respect to such director. This means that nominees receiving the most “FOR” votes will be elected. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

•For Proposal 2, advisory approval of our Company's named executive officer compensation for the year ended December 31, 2024, must receive more “FOR” votes than “AGAINST” votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, the advisory approval of our Company's executive compensation for the year ended December 31, 2024 is advisory and non-binding in nature and cannot overrule any decisions made by our Board.

•For Proposal 3, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on Company's executive compensation that has been selected by stockholders. Abstentions are not counted as a vote cast for any option under the proposal and therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted as a vote cast for any option under the proposal and therefore have no effect on the outcome of the vote. However, while we value the opinions expressed by our stockholders in this advisory vote, because this vote is advisory and is not binding on our Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
•To be approved, Proposal 4, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, must receive more “FOR” votes than “AGAINST” votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes, if any, are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on April 14, 2025, the record date, are represented at the meeting by stockholders present online or by proxy. On the record date, there were in the aggregate 42,007,037 shares of Common Stock outstanding and entitled to vote. Thus 21,003,519 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
How will my shares be voted if I mark “Abstain” on my proxy card?
We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.
When are stockholder proposals and nominations for director due for next year’s Annual Meeting?
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before December 29, 2025. If you wish to submit a proposal to be presented at the 2026 Annual Meeting of Stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your notice must be received by the Corporate Secretary of the Company at Tarsus Pharmaceuticals, Inc., 15440 Laguna Canyon Road, Suite 160, Irvine, CA 92618, Attn: Corporate Secretary, no earlier than February 12,

2026 and no later than March 14, 2026. Proposals that are not received in a timely manner will not be voted on at the 2026 annual meeting of stockholders. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 13, 2026. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. You are advised to review our amended and restated bylaws (the “bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. Stockholders may request a free copy of our bylaws by contacting our Corporate Secretary at 15440 Laguna Canyon Road, Suite 160, Irvine, CA 92618, Attn: Corporate Secretary.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers, and certain information about each of them as of April 15, 2025 are set forth below.

Name	Age	Position(s) with Tarsus
Executive Officers:
Bobak Azamian, M.D., Ph.D.	47	President, Chief Executive Officer and Chairman
Jeffrey Farrow	63	Chief Financial Officer and Chief Strategy Officer
Seshadri Neervannan, Ph.D.	56	Chief Operating Officer
Aziz Mottiwala, MBA	47	Chief Commercial Officer
Bryan Wahl, M.D., J.D.	47	General Counsel and Secretary
Dianne Whitfield, MSW	48	Chief Human Resources Officer
Elizabeth Yeu-Lin, M.D.	46	Chief Medical Officer

Non-Employee Directors:
Wendy Yarno, MBA	70	Lead Independent Director
Bhaskar Chaudhuri, Ph.D.	70	Director
Andrew Goldberg, M.D.	43	Director
William J. Link, Ph.D.	79	Director
Scott Morrison	67	Director
Katherine Goodrich, M.D.	56	Director

Executive Officers

Bobak Azamian, M.D., Ph.D. is our co-founder and has served as our President since our inception, as our Chief Executive Officer since September 2018, a member of our Board of Directors since December 2016, and our Chairman since December 2022. From June 2012 to September 2018, Dr. Azamian co-founded and served as Chief Executive Officer, President, and Chief Medical Officer of Metavention, Inc., a company focused on treatment of diabetes and other metabolic diseases. Since September 2016, Dr. Azamian has also served as co-founder and board member, from September 2016 until January 2021 additionally as Chief Executive Officer, and also previously as Co-Chairman of Vibrato Medical, Inc., a medical device company developing wearable treatments for peripheral arterial disease. Since December 2022, Dr. Azamian has also served as a board member of Osanni Bio, Inc., an early stage biotech company. Dr. Azamian previously served as an Entrepreneur in Residence at Versant Ventures from 2011 to 2013, and as a consultant and Senior Associate at Third Rock Ventures from 2007 to 2011, both venture capital firms focused on investing in early stage healthcare companies, and earlier served as a consultant at Amgen Inc. He also completed a residency in internal medicine and served as an attending hospitalist at Brigham and Women’s Hospital from 2006 to 2011. Dr. Azamian received a B.A. in Biophysics from Rice University, a Doctor of Philosophy (Chemistry) from University of Oxford and a Doctor of Medicine from Harvard Medical School. We believe that Dr. Azamian is qualified to serve on our Board of Directors because of the perspective and experience he provides as our President and Chief Executive Officer as well as his broad experience within the life sciences industry.

Jeffrey Farrow has served as our Chief Financial Officer and Chief Strategy Officer since April 2023. Mr. Farrow also serves as a board member of Clover Biotherapeutics, a position he has held since September 2021. Mr. Farrow previously served as Chief Financial Officer of Global Blood Therapeutics, Inc., a biopharmaceutical company, from April 2016 until December 2022 when it was acquired by Pfizer. At Global Blood Therapeutics, he was part of the team responsible for the successful regulatory approval and commercial launch of Oxbryta for the treatment of sickle cell disease. Prior to that, Mr. Farrow served as chief financial officer of ZS Pharma, Inc., a biopharmaceutical company, which was acquired by AstraZeneca in December 2015. Prior to ZS Pharma, he served as the chief financial officer at Hyperion Therapeutics, Inc., a commercial pharmaceutical company, from July 2010 until May 2015 which was acquired by Horizon Therapeutics in May 2015. He previously served as vice president of finance at Evotec AG, a drug discovery and development company. Prior to Evotec, Mr. Farrow served as vice president of finance and chief accounting officer at Renovis, Inc., a drug discovery and development company, which was acquired by Evotec AG. Earlier in his career, Mr. Farrow spent seven years working in the audit practice of KPMG LLP. Mr. Farrow holds a B.A. in business administration with a concentration in corporate finance from California State University at Fullerton and is a certified public accountant (inactive).

Seshadri Neervannan, Ph.D. has served as our Chief Operating Officer since July 2020. Dr. Neervannan has also served on the board of directors of Iolyx Therapeutics since 2020. Dr. Neervannan previously served as Senior Vice President of Global Pharmaceutical Development, from March 2015 to July 2020, and Vice President, Pharmaceutical Development, from January 2007 to February 2015, at Allergan, Inc. (“Allergan”), a global pharmaceutical company. Prior to Allergan, he was Director of Pharmaceutics R&D, at Amgen Inc., a biotechnology company, from February 1999 to January 2007. From November 1994 to February 1999, Dr. Neervannan was Sr. Research Investigator at Bristol-Myers Squibb Pharmaceutical Research Institute. Dr. Neervannan received a B.S. in

Pharmacy (with Honors) from Birla Institute of Technology & Science, Pilani, India, and a Ph.D. (with Honors) in Pharmaceutical Chemistry from the University of Kansas, Lawrence, KS.

Aziz Mottiwala, MBA has served as our Chief Commercial Officer since August 2020. Mr. Mottiwala has served on the board of directors of OneOC, a non-profit organization based in Orange County, California since March 2018, and OCTANe, a convening organization of the Southern California technology and medical technology business ecosystem, since July 2021. Mr. Mottiwala previously served as Chief Commercial Officer of Opiant Pharmaceuticals, Inc. (“Opiant”), a publicly-traded pharmaceutical company specializing in medicines for the treatment of addictions and drug overdose from September 2019 to August 2020. Prior to Opiant, Mr. Mottiwala served as Senior Vice President of Sales and Marketing and Head of Commercial at Avanir Pharmaceuticals, Inc. (“Avanir”), a pharmaceutical company specializing in medicines to treat nervous system disorders from July 2017 to September 2019. Prior to Avanir, Mr. Mottiwala spent over ten years at Allergan in various roles from December 2006 to July 2017, most recently as Vice President of Marketing for Allergan’s eye care portfolio from January 2014 to July 2017. Mr. Mottiwala holds a Bachelor of Science degree in Biochemistry from the University of California, San Diego and an MBA in Marketing and Finance from the Marshall School of Business at the University of Southern California.

Bryan Wahl, M.D., J.D. has served as our General Counsel since January 2021, and is also our Corporate Secretary. Prior to this, Dr. Wahl was a partner at Knobbe Martens Olson & Bear LLP from September 2005 through December 2020, where he focused on intellectual property protection, infringement studies, and due diligence for financings and strategic transactions, specifically with respect to pharmaceutical, biotechnology, and medical device companies. Since 2009, Dr. Wahl has served as a Hospitalist with Kaiser Permanente and as a Hospitalist at several Bay Area medical centers from September 2002 to December 2017. He also completed a residency in internal medicine at Cedars-Sinai Medical Center in Los Angeles, and is board certified in Internal Medicine. Dr. Wahl earned his Doctor of Medicine from the University of Hawaii John A. Burns School of Medicine and his Juris Doctorate from University of California, Berkeley School of Law.

Dianne Whitfield, MSW has served as our Chief Human Resources Officer since January 2021. Prior to this Ms. Whitfield served at Evolus Inc. as Vice President, Human Resources from January 2020 until January 2021 and as Executive Director, Human Resources from April 2019 until January 2020. From 2007 until April 2019, Ms. Whitfield served as various roles at Allergan, including as Senior Manager, Human Resources (from October 2007 to March 2015), Senior Manager, Global Talent (from March 2015 to March 2016), Director, Global Talent (from March 2016 to October 2017) and Director, Global Human Resources (from October 2017 to April 2019). Ms. Whitfield earned her Bachelor of Arts degree in Psychology and Social Behavior from the University of California, Irvine and a Master’s degree in Social Work from California State University, Long Beach.

Elizabeth Yeu-Lin, M.D. has served as our Chief Medical Officer since November 2024. Prior to this she served as a member of our Board of Directors from December 2021 to November 2024. Dr. Yeu-Lin has been a Partner at Virginia Eye Consultants since 2014. She has served as an Assistant Professor of Ophthalmology at the Eastern Virginia Medical School since 2012. Dr. Yeu-Lin serves on the Executive Board and is the Immediate Past President of the American Society of Cataract and Refractive Surgery, and previously served as its President, as well as Treasurer. Dr. Yeu-Lin has authored hundreds of articles and is a frequent lecturer nationally and internationally in the areas of refractive cataract surgery, anterior segment reconstruction, ocular surface disease management and the surgical management of astigmatism. Dr. Yeu-Lin earned her medical degree through an accelerated and combined undergraduate/ medical school program at the University of Florida College of Medicine. She completed her Ophthalmology residency at Rush University Medical Center in Chicago, where she served as Chief Resident from 2006 to 2007. Dr. Yeu-Lin completed a fellowship in cornea, anterior segment and refractive surgery at Baylor College of Medicine’s Cullen Eye Institute from 2007 to 2008, and she served as an Assistant Professor after her fellowship training. Dr. Yeu-Lin also serves on the board of directors at STAAR Surgical Company since January 2021, and was appointed its board chair in February 2025. She also previously served on the boards of Ocular Science from September 2018 to December 2024, and Avellino Lab USA, Inc. from January 2022 to December 2024. From November 2021 to May 2023, she served as a Chief Strategic Advisor to ACE Vision Group.

Non-Employee Directors

Wendy Yarno, MBA has served as a member of our Board of Directors since November 2020, and as our Lead Independent Director since December 2022. Ms. Yarno retired in September 2008 from Merck & Co., Inc. (“Merck”), a pharmaceutical company, following a 26-year career there in commercial and human resource positions of increasing seniority, most recently chief marketing officer before she retired. In that role, Ms. Yarno led a global organization charged with all aspects of supporting pre- and post-launch commercialization of pharmaceuticals in more than 20 therapeutic areas. Prior to this role, she served as General Manager, Cardiovascular and Metabolic U.S. Business Unit, and as Senior Vice President, Human Resources. After retiring from Merck, Ms. Yarno worked part-time as the chief marketing officer of HemoShear Therapeutics, LLC, a biotechnology research company and leading developer of human cell-based surrogate systems for discovery and assessment of new drug compounds. She currently serves as a director at various public companies, including Ideaya Biosciences Inc. since December 2019, Inovio Pharmaceuticals, Inc. since December 2017, and Iovance Biotherapeutics, Inc. since May 2023. She previously served as a director of Global Blood Therapeutics, Inc., from November 2017 until October 2022, MyoKardia, Inc. from March 2017 until November 2020, St. Jude Medical, Inc., Medivation, Inc., Aratana Therapeutics, Inc., Alder BioPharmaceuticals, Inc., and Durata Therapeutics, Inc. She also has past experience as a director for several private company boards. Ms. Yarno holds a B.S. in business administration from Portland State University and an MBA from Temple University. We believe Ms. Yarno’s qualifications to serve on our Board of Directors include her operational, commercial and human resource experience in biotechnology and pharmaceutical companies, as well as her experience as a director of multiple biotechnology and pharmaceutical companies.

Bhaskar Chaudhuri, Ph.D. has served as a member of our Board of Directors since December 2019. Dr. Chaudhuri has more than 20 years’ experience in pharmaceutical management, research and development. Since June 2011, he has been the Operating Partner at Frazier Healthcare Ventures. Prior to that time, Dr. Chaudhuri served as President of Valeant Pharmaceuticals International, Inc. (“Valeant,” now Bausch Health) from January 2009 to September 2010. Prior to joining Valeant, Dr. Chaudhuri served for seven years as President and Chief Executive Officer of Dow Pharmaceutical Sciences, Inc. (“Dow”) and as a member of its board of directors from 2003 to 2008, at which time Dow was acquired by Valeant. Prior to that, Dr. Chaudhuri served as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals Inc. (“Bertek”), a subsidiary of Mylan N.V. (“Mylan”), from 1998 to 2000. Prior to his positions at Bertek, Dr. Chaudhuri served as the General Manager of the Dermatology Division of Mylan. Dr. Chaudhuri joined Mylan through the acquisition of Penederm, Inc., where he worked from 1992 to 1998 in a number of senior positions before becoming the Vice President of Research and Development. Dr. Chaudhuri currently serves on the board of directors of Arcutis Biotherapeutics, Inc., since June 2016. Dr. Chaudhuri has previously served on the board of directors of Teligent Pharmaceuticals, Inc from November 2010 to July 2021, Sudo Biosciences from May 2021 to January 2024, Vyome Biosciences, Ltd., and Corium International, Inc. He also serves on the Advisory Board of the Berman Institute of Johns Hopkins University. Dr. Chaudhuri holds a Bachelor of Science degree in Pharmacy and an M.S. in Industrial Pharmacy from Jadavpur University and a Ph.D. in Pharmaceutics form the University of Louisiana. We believe Dr. Chaudhuri’s qualifications to serve on our Board of Directors include his many years of experience in the pharmaceutical industry, including his prior positions in senior executive roles at major pharmaceutical companies.

Andrew Goldberg, M.D. has served as a member of our Board of Directors since August 2020. Since March 2021, Dr. Goldberg serves as a managing director at Marshall Wace LLP, a leading asset manager, and helps lead the XO Healthcare Innovation Fund. Prior to this, Dr. Goldberg served as a principal and subsequently partner of Vivo Capital, a global healthcare investment firm that focuses exclusively on the life sciences industry, from February 2016 to March 2021. Prior to this, Dr. Goldberg was a consultant at McKinsey & Company, where he served pharmaceutical, medical device, and biotechnology companies across a range of strategy, M&A, sales, marketing, and product development topics. Dr. Goldberg is a U.S. board-certified physician in both Critical Care Medicine and Emergency Medicine. He has served as an Instructor in Medicine at the Mayo Clinic College of Medicine in Rochester, MN, where he also completed a fellowship in Critical Care Medicine and served as an Attending Physician in the Department of Emergency Medicine. Prior to this, he completed Emergency Medicine residency training at Los Angeles County + University of Southern California Medical Center (LAC+USC). His research has spanned a variety of topics, from traumatic brain injury and cardiac arrest to biomarker analysis and healthcare quality. He has over 25 scientific publications in leading peer-reviewed journals, including the Journal of the American Medical Association, Resuscitation, and the Cleveland Clinic Journal of Medicine. Dr. Goldberg received his M.D. from The George Washington University School of Medicine in Washington, DC, and a post-doctoral diploma in translational science from the Mayo Graduate School. He has held prior academic and clinical appointments at Oregon Health & Science University, the University of Arizona, the Washington Township Medical Foundation, and the Banner Health System. We believe Dr. Goldberg’s qualifications to serve on our Board of Directors include his many years of experience in strategy and product development in the pharmaceutical industry, and his experience investing in pharmaceutical companies.

William J. Link, Ph.D. has served as a member of our Board of Directors since January 2017. Dr. Link is a managing director and co-founder of both Flying L Partners, a venture capital firm formed in 2016 to focus on investing primarily in the ophthalmic space, and Versant Venture Management LLC (“Versant”), a life science venture capital firm investing in early stage healthcare companies. Dr. Link has also served as the Chairperson of the board of directors of Lensar Inc. since November 2017 and RxSight, Inc. since November 2016. Prior to co-founding Versant in 1999, Dr. Link was a general partner at Brentwood Venture Capital. From 1987 to 1997, Dr. Link was founder, chairman, and Chief Executive Officer of Chiron Vision Corporation (acquired by Bausch & Lomb Surgical, Inc.). He also founded and served as President of American Medical Optics (acquired by Allergan). Dr. Link served as a director of Advanced Medical Optics (acquired by Abbott Laboratories) from 2002 to 2009 and Inogen, Inc. from 2003 to February 2014. Before entering the healthcare industry, Dr. Link was an assistant professor in the Department of Surgery at the Indiana University School of Medicine. He has been a member of the boards of directors of Edwards Lifesciences Corporation from May 2009 to May 2021, Second Sight Medical Products, Inc. from 2003 to May 2020, Glaukos Corporation from June 2001 to December 2021, and Oyster Point Pharma, Inc. from July 2015 to March 2022. Dr. Link is also a member of the board of directors of several private companies. Dr. Link holds a B.S., an M.S., and a Ph.D. in mechanical engineering from Purdue University. We believe Dr. Link is qualified to serve on our Board of Directors because of his extensive experience in successfully commercializing products in the medical device industry, as well as his prior experience on the boards of U.S. public companies.

Scott Morrison has served as a member of our Board of Directors since October 2022. Mr. Morrison was a partner at Ernst & Young and was the US Life Sciences Leader from 1996 until his retirement in 2015. Mr. Morrison has served public and private companies in the life sciences industry since 1980. During his tenure at Ernst & Young, he worked on hundreds of public and private financings, M&A transactions, and corporate collaborations. Mr. Morrison serves on the board of directors of Zai Labs, Inc. since October 2021 (where he also chairs the audit committee), Vera Therapeutics, Inc. since April 2020 (where he also chairs the audit committee), Corvus Pharmaceuticals since January 2016 (where he also chairs the audit committee and is a member of the compensation committee), and Ideaya Biosciences since 2018 (where he also chairs the audit committee and is a member of the nominating and governance committee). He previously served on the board of directors and was the chair of the audit committee of Global Blood Therapeutics (acquired by Pfizer) from January 2016 to October 2022, and served as a director and audit committee member of Audentes, Inc., from January 2016 until its sale to Astellas in January 2020. Mr. Morrison has also served as a director on several life sciences industry boards, including the Biotechnology Innovation Organization ECS Board, the Bay Area Biosciences Board (now CLSA), the Life Sciences Foundation, and the Biotechnology Institute. Mr. Morrison was awarded the CLSA Pantheon 2016 Life Sciences Leadership Award. Mr. Morrison holds a BS in Business Administration from the Haas School of Business at University of

California, Berkeley, and is a certified public accountant (inactive). We believe Mr. Morrison is qualified to serve on our Board due to his decades of experience serving life sciences companies, leadership in public accounting, as well as a director and audit chair of several public companies.

Katherine Goodrich, M.D. has served as a member of our Board of Directors since November 2024. Dr. Goodrich has served as the Chief Medical Officer for Humana since August 2022, where she provides executive clinical leadership for the insurance and CenterWell businesses of Humana and oversees physician engagement, healthcare research, health equity and social impact initiatives. Previously, she served as the Senior Vice President for Clinical Analytics and Trend within Humana's Clinical Solutions organization from March 2020 to August 2022, where she was accountable for producing the business analytics and rapid learnings approach for clinical programs designed to improve outcomes at lower cost. Prior to joining Humana, Dr. Goodrich served at the Centers for Medicare and Medicaid Services (CMS), where she was the Director of the Center for Clinical Standards and Quality and CMS Chief Medical Officer. For more than 25 years, Dr. Goodrich has served as a faculty member, and continues to practice clinical medicine as a hospitalist and professor of medicine at the George Washington University Medical Center. Dr. Goodrich currently serves on the boards of the National Quality Forum, the Institute for Accountable Care and the Delaware Valley ACO. She earned her M.D. from Louisiana State University School of Medicine and her master's in health services research from Yale University. We believe Dr. Goodrich is qualified to serve on our Board due to her executive operational experience with value-based care at a private payor, in the federal government, as well as a clinician.

There are no family relationships among any of our directors or executive officers.

Director Independence
As required under the listing standards of Nasdaq, a majority of the members of a listed company’s board of directors must be independent. Management and outside counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with us (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this proxy statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors or director nominees. After reviewing this information, our Board of Directors affirmatively determined that Ms. Yarno, Dr. Chaudhuri, Dr. Goldberg, Dr. Goodrich, Dr. Link and Mr. Morrison, representing all of our non-employee directors with the exception of our previous Board member and current Chief Medical Officer, Dr. Elizabeth Yeu-Lin, who also served as the Company’s consulting Chief Medical Advisor through November 3, 2024, were independent directors within the meaning of the applicable Nasdaq listing standards. The independent members of our Board of Directors hold separate regularly scheduled executive session meetings at which only independent directors are present.
Information Regarding the Board of Directors and its Committees
As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Our Board of Directors has an audit committee, a compensation committee, a nominating and corporate governance committee, a science and technology committee and a commercial committee. The following table provides membership information for each of such Board committees as of December 31, 2024:

Name	Audit		Compensation		Nominating and Corporate Governance		Science and Technology		Commercial
Bhaskar Chaudhuri, Ph.D.			X		X		X	*
Andrew Goldberg, M.D.					X		X
Katherine Goodrich, M.D.	X								X
William J. Link, Ph.D.			X		X	*	X
Scott Morrison	X	*							X
Wendy Yarno, MBA	X		X	*					X
Rosemary Crane, MBA(1)	X								X	*
_____________
*Committee Chair.
(1)     Ms. Crane resigned from the Board of Directors effective January 17, 2025, as further described below.

The following table provides membership information for each of such Board committees as of April 15, 2025:

Name	Audit		Compensation		Nominating and Corporate Governance		Science and Technology		Commercial
Bhaskar Chaudhuri, Ph.D.			X		X		X	*
Andrew Goldberg, M.D.	X				X		X
Katherine Goodrich, M.D.	X								X
William J. Link, Ph.D.			X		X	*	X
Scott Morrison	X	*							X
Wendy Yarno, MBA			X	*					X	*
_____________
*Committee Chair.
Below is a description of each committee of our Board. Our Board has determined that each member of the audit, compensation and nominating and corporate governance committees meets the applicable rules and regulations regarding “independence” and also that each member of our audit committee, compensation committee, and nominating and corporate governance committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The members of our audit committee are Mr. Morrison, Dr. Goldberg, and Dr. Goodrich. Each member of our audit committee (i) can read and understand fundamental financial statements, and (ii) is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members. Mr. Morrison chairs the audit committee. Our Board of Directors has determined that Mr. Morrison qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. Please also see the report of the audit committee set forth elsewhere in this proxy statement.
Our audit committee assists our Board of Directors’ oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent registered public accounting firm, the design and implementation of our internal audit function, risk assessment, and risk management. Among other things, our audit committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. The audit committee also discusses with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints reporting accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by our employees of concerning questionable accounting or auditing matters. In addition, our audit committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our audit committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement fees and terms and all permissible non-audit engagements with the independent auditor. Our audit committee will review and oversee all related person transactions in accordance with our policies and procedures.
Our audit committee charter can be found on the corporate governance section of our corporate website at www.tarsusrx.com. Each of Ms. Crane, Ms. Yarno, Mr. Morrison and Dr. Goodrich served on the audit committee of our Board of Directors during 2024. Dr. Goodrich joined the audit committee when she was appointed to the Board of Directors on November 13, 2024. The audit committee met four times during 2024.

As noted in our Current Report on Form 8-K filed that we filed on January 17, 2025, Ms. Crane notified us of her resignation on January 15, 2025, as a member of the Board of Directors and any committees of the Board of Directors, effective January 17, 2025. The resignation was not a result of any disagreement with management on any matter relating to our operations, policies or practices.
The members of our compensation committee are Dr. Chaudhuri, Ms. Yarno, and Dr. Link. Ms. Yarno chairs the compensation committee. Each member of our compensation committee is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to compensation committee members, is a “non-employee director,” as defined in Rule 16b-3 adopted under Section 16 of the Exchange Act and an “outside director” under Regulation Section 1.162-27 adopted under Section 162(m) of the Code of 1986, as amended. Our compensation committee assists our Board of Directors with its oversight of the forms and amount of compensation for our executive officers, and the administration of our incentive plans for employees and other service providers, including our equity incentive plans, and certain other matters related to our compensation programs. Our compensation committee has the authority to engage the services of outside consultants and advisors to assist it in making decisions regarding our executive compensation programs. In March 2024, our compensation committee retained Pay Governance LLC ("Pay Governance") to advise the compensation committee regarding the compensation of our executive officers and non-employee directors. The compensation committee believes that Pay Governance's expertise in the life sciences industry provides the compensation committee with relevant and targeted advice, and that Pay Governance is independent and that their work has not raised any conflicts of interest.
In establishing compensation amounts for executives, our compensation committee seeks to support our overall business strategy and objectives, attract and retain key executives, link compensation with business objectives and organizational performance, and provide competitive compensation opportunities. The compensation committee may form subcommittees and delegate its power and authority to such subcommittees. A more detailed description of the compensation committee’s functions can be found in our compensation committee charter. The charter is published in the corporate governance section of our website at www.tarsusrx.com. Each of Dr. Chaudhuri, Ms. Yarno, and Dr. Link served on the compensation committee of our Board of Directors during 2024.
The compensation committee met five times during 2024.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Dr. Chaudhuri, Dr. Goldberg and Dr. Link. Dr. Link chairs the nominating and corporate governance committee. Our nominating and corporate governance committee assists our Board of Directors with its oversight of and identification of individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors, and selects, or recommends that our Board of Directors select, director nominees; develops and recommends to our Board of Directors a set of corporate governance guidelines; and oversees the evaluation of our Board of Directors. Our nominating and corporate governance committee charter can be found on the corporate governance section of our corporate website at www.tarsusrx.com. Each of Dr. Chaudhuri, Dr. Goldberg, and Dr. Link served on our nominating and corporate governance committee during 2024. All members of our nominating and corporate governance committee are independent as currently defined under Nasdaq listing standards. Our nominating and corporate governance committee met four times during 2024.
Our nominating and corporate governance committee believes that the minimum qualifications and skills that candidates for director should possess include (a) the highest professional and personal ethics and values, (b) a commitment to enhancing stockholder value and (c) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The committee also considers the following factors, in no particular order of importance: (a) various and relevant career experience, (b) relevant skills, such as an understanding of the Company’s business, (c) financial expertise and operations expertise, (d) clinical development and commercial experience, (e) business development and strategy experience, (f) diversity, (g) board and management experience, (h) investor relations experience, (i) industry and related healthcare experience, and (j) local and community ties. However, our nominating and corporate governance committee retains the right to modify these qualifications from time to time.
Under our corporate governance guidelines diversity is one of several critical factors that the nominating and corporate governance committee considers when evaluating the composition of our Board of Directors, amongst other critical selection criteria. We consider various diversity factors when considering director candidates, including race, ethnicity, gender, national origin, and geography. Our Board of Directors currently includes directors with a range of diversity. We believe each director contributes to our Board of Directors’ overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds. We are committed to maintaining and enhancing the diversity of our Board of Directors and in furtherance of this, the nominating and corporate governance committee conducts annual self-evaluations to assess the performance and effectiveness of our Board of Directors and committees.
Our nominating and corporate governance committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board of Directors or our nominating and corporate governance committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by our nominating and corporate governance committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder director nominations.
Science and Technology Committee
The members of our science and technology committee are Dr. Chaudhuri, Dr. Goldberg, and Dr. Link. Dr. Chaudhuri chairs the science and technology committee and previously Dr. Yeu-Lin chaired this committee until she transitioned from the Board of Directors on November 4, 2024. Our science and technology committee assists our Board of Directors with its oversight and evaluation of (i) the Company’s overall investment in and strategic direction with respect to technological and scientific initiatives and (ii) the Company’s business development and internal innovation initiatives. Dr. Chaudhuri, Dr. Goldberg, Dr. Link, and Dr. Yeu-Lin all served on the science and technology committee during 2024. The science and technology committee met four times during 2024.

Commercial Committee

The members of our commercial committee are Mr. Morrison, Ms. Yarno, and Dr. Goodrich. Ms. Yarno chairs the commercial committee. Dr. Goodrich joined the commercial committee when she was appointed to the Board of Directors on November 13, 2024. Our commercial committee assists our Board of Directors with its oversight of our product commercialization efforts. Mr. Morrison, Ms.

Yarno, Dr. Goodrich, Ms. Crane, and Dr. Yeu-Lin all served on the commercial committee during 2024. The commercial committee met four times in 2024.

Compensation Committee Interlocks and Insider Participation
Each of Dr. Chaudhuri, Ms. Yarno, and Dr. Link served on our compensation committee during 2024. None of the members of our compensation committee was at any time during the 2024 fiscal year (or at any other time) one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board of Directors may determine from time to time the most effective leadership structure for the Company, including whether the same individual should serve as both Chairman of the Board and our Chief Executive Officer. Dr. Azamian, our Chief Executive Officer, also serves as Chairman of the Board. Our Board of Directors has determined that we would be best served by having a Chair with deep operational and strategic knowledge of our business. In addition, due to the in-depth knowledge of our operations Dr. Azamian is well positioned to identify and lead Board deliberations regarding important matters relating to our operations, strategic priorities, and overall development. Our Board of Directors also believes that serving as both Chief Executive Officer and Chairman of the Board enables Dr. Azamian to facilitate effective communication between our management and the Board and to ensure key issues and recommendations are brought to the attention of our Board of Directors. Our Board of Directors believes that this leadership structure, in conjunction with the appointment of a Lead Independent Director, is the most effective for the Company at this time, and that the existing corporate governance practices effectively achieve independent oversight and management accountability.

Our Corporate Governance Guidelines also provide that, if the same individual serves as Chairman of the Board and Chief Executive Officer, or if the Chairman of the Board is otherwise not independent, our Board shall appoint a Lead Independent Director, which is currently Ms. Yarno. The responsibilities of the Lead Independent Director are set forth in the Company’s Corporate Governance Guidelines, which include, for example, facilitating communication between management, the independent directors, and the Chairman of the Board. The Lead Independent Director will actively participate in setting agendas for Board meetings, preside at executive sessions of the Board, and perform such other duties as specified by our Board of Directors. In the event we appoint an independent Chairman of the Board, the responsibilities of the Lead Independent Director will be assumed by the independent Chairman of the Board.

Role of the Board in Risk Oversight
Our Board of Directors provides risk oversight for our entire company by receiving management presentations, including risk assessments, from all functional areas of our company, and discussing these assessments with management. Our Board of Directors’ overall risk oversight is supplemented by the various committees. The audit committee discusses with management and our independent auditors our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures.
Our compensation committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs. Based upon this review, our compensation committee believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. Specifically, we believe that the elements of our compensation program do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk-taking. A significant proportion of the compensation provided to our executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price, and because awards are subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.

Stockholder Communications with our Board of Directors
Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, in care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Meetings of the Board of Directors
Our Board of Directors met four times during 2024. Each member of our Board of Directors attended at least 75% or more of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served, held during the period for which such member was a director or committee member. Members of our Board of Directors and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2024. While we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders all directors are encouraged to attend. At our 2024 Annual Meeting of Stockholders, all of our then-serving directors were in attendance.

Corporate Governance Guidelines
Our Board of Directors adopted corporate governance guidelines to ensure that our Board of Directors has the necessary practices in place to review and evaluate our business operations and long-term strategy. The corporate governance guidelines set forth the practices our Board of Directors follows with respect to board and corporate governance, including board leadership, evaluating management’s performance and compensation, formulating company strategy, overseeing risk management and legal and ethical compliance, and managing potential conflicts of interest, among other responsibilities. The corporate governance guidelines, as well as the charters for each committee of our Board of Directors, are posted on the Corporate Governance section of our Investors & News section of our website at ir.tarsusrx.com/corporate-governance.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers, and directors. We also expect our agents, representatives, and consultants to follow our code of conduct in connection with their work for us. The full text of our Code of Business Conduct and Ethics is posted on the Corporate Governance section of our Investors & News section of our website at www.tarsusrx.com. We intend to disclose future amendments to, or waivers of, our Code of Business Conduct and Ethics as and to the extent required by SEC regulations, at the same location on our website identified above and in public filings. Our Code of Business Conduct and Ethics represents the standards by which we operate and reflects that we are an ethical, mindful and transparent business. The purpose of our Code of Business Conduct and Ethics is to promote honest and ethical conduct, including with respect to actual or apparent conflicts of interest between personal and professional relationships, to promote full, fair, accurate, timely and understandable disclosure in periodic reports to be filed by us, to promote compliance with applicable governmental laws, rules and regulations, promoted the protection of the Company’s assets, including corporate opportunities and confidential information, promote fair dealing practices, deter wrongdoing, promote prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person(s) identified in the Code of Business Conduct and Ethics, and ensure accountability for adherence to the Code of Business Conduct and Ethics.

Insider Trading Policy; Hedging and Pledging Policies
Pursuant to our Insider Trading Policy, all employees and agents, including our executive officers and directors, are prohibited from trading in publicly-traded options, such as puts or calls, or other derivative securities in our securities, including hedging or similar transactions designed to decrease the risks associated with holding our securities. Employees are also prohibited from including our securities in a margin account or pledging our securities as collateral for a loan. Further, it is against our Insider Trading Policy for any employee (including any executive officers) to engage in short sales of our Common Stock. Any violation of the policies may result in disciplinary action, including dismissal for cause.

We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Corporate Responsibility and Employee Development
We understand that long-term value creation for stockholders is our core responsibility. We also have an important role to play for our team members and the communities we serve, which is fundamental to our culture, as well as good business.
Our values-based culture and our employees are a critical component of our success. We strive to create a supportive and professional environment for our employees. We expend considerable management time and attention, and financial resources, to attracting, retaining, motivating, and developing exceptional individuals at our company.

Our management team and employees are also expected to exhibit and promote honest, ethical, and respectful conduct in the workplace. Additionally, we are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of race, color, citizenship, religion, creed, national origin, ancestry, gender, sexual orientation, age, marital status, veteran status, disability, medical condition, or any other status protected by applicable law. Our employment policies and compliance trainings prohibit such discrimination and harassment.

DIRECTOR COMPENSATION
The following table sets forth the total compensation of each person who served as a director during the 2024 fiscal year, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Bhaskar Chaudhuri, Ph.D.	60,182	109,679	110,675	280,536
Rosemary Crane, MBA	65,000	109,679	110,675	285,354
Andrew Goldberg, M.D.	51,500	109,679	110,675	271,854
Katherine Goodrich, M.D.(4)	7,656	318,719	309,320	635,695
William J. Link, Ph.D.	64,000	109,679	110,675	284,354
Scott Morrison	67,500	109,679	110,675	287,854
Wendy Yarno, MBA	147,500	109,679	110,675	367,854
____________
(1)The amounts in these columns represent the aggregate grant date fair value of stock awards and option awards granted to the non-employee director in 2024, computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025.
(2)As of December 31, 2024, our non-employee directors serving on our Board in 2024 held the following RSUs: Dr. Chaudhuri— 3,350; Ms. Crane— 3,350; Dr. Goldberg— 3,350; Dr. Link— 3,350; Mr. Morrison— 3,350; Ms. Yarno— 3,350 and Dr. Goodrich— 6,700.
(3)As of December 31, 2024, our non-employee directors serving on our Board in 2024 held the following options to purchase shares of our Common Stock: Dr. Chaudhuri—5,000; Ms. Crane—5,000; Dr. Goldberg—5,000; Dr. Link—5,000; Mr. Morrison—5,000; Ms. Yarno—5,000; Dr. Goodrich—10,000.
(4)Dr. Goodrich was appointed to our Board on November 13, 2024.

Cash Compensation
Pursuant to the compensation program for our non-employee directors, each member of our Board of Directors who is not an employee was eligible to receive the following annual cash retainers for their service on our Board during the 2024 fiscal year.

Position	Annual Retainer
Board Member	$40,000
plus (as applicable):
Lead Independent Director	$75,000
Audit Committee Chair	$20,000
Commercial Committee Chair	$15,000
Compensation Committee Chair	$15,000
Nominating/Governance Committee Chair	$10,000
Science and Technology Chair	$14,000
Audit Committee Member	$10,000
Commercial Committee Member	$7,500
Compensation Committee Member	$7,500
Nominating/Governance Committee Member	$5,000
Science and Technology Member	$6,500

In March 2025, the cash compensation portion of our compensation program for our non-employee directors was amended, effective as of our 2025 Annual Meeting of Stockholders, to increase the annual cash retainer for each board member to $50,000.

The non-employee members of our Board of Directors are also eligible for reimbursement of their reasonable expenses incurred in attending Board of Directors and committee meetings. Annual cash retainers are pro-rated accordingly for non-employee members who join our Board during the fiscal year.

Equity-Based Compensation

Pursuant to the compensation program for our non-employee directors our non-employee directors receive both an initial equity award upon joining our Board of Directors and annual equity awards in connection with each annual meeting of our stockholders. During the 2024 fiscal year, the initial and annual equity awards to our non-employee directors consisted of the following:
•Initial Equity Award—Each non-employee director joining our Board of Directors receives (i) an option grant for 10,000 shares of our Common Stock and (ii) a grant of 6,700 RSUs. Both the option grant and RSUs vest in three equal annual installments on each anniversary of the date of grant, subject to the non-employee director’s continuous service.
•Annual Equity Award—Following the conclusion of each regular annual meeting of stockholders, each continuing non-employee director receives an option grant for 5,000 shares of our Common Stock and (ii) a grant of 3,350 RSUs (for non-employee directors who are elected or appointed to our Board of Directors since the prior annual meeting of stockholders, the number of RSUs and shares subject to the option grant is prorated based on the number of full months of service provided since the prior annual meeting of stockholders). Both the option grant and RSUs vest in full on the one-year anniversary of the date of grant, subject to the non-employee director’s continuous service.

In March 2024, the compensation program for our non-employee directors was amended, effective as of our 2024 Annual Meeting of Stockholders, to include an annual grant soft cap on total Board of Directors-related equity compensation of $300,000.

In March 2025, the equity-based portion of our compensation program for our non-employee directors was further amended, effective as of our 2025 Annual Meeting of Stockholders, so that both the Initial Equity Awards and Annual Equity Awards are determined using a grant-to-value approach, such that the soft cap is no longer required. The Initial Equity Award now has a target grant value of $540,000, with 50% of the award granted as an option grant for shares of our Common Stock and 50% of the award granted as RSUs. The Annual Equity Award now has a target grant value of $270,000, with 50% of the award granted as an option grant for shares of our Common Stock and 50% of the award granted as RSUs. The target value for RSUs for both the Initial Equity Award and the Annual Equity Award are converted to a number of RSUs by dividing the value by our average trailing 40 trading day closing stock price up to but not including the grant date. The target value for options for both the Initial Equity Award and the Annual Equity Award are converted to options by dividing the value by the then-current Black Scholes Value discount percentage utilized by us for equity grants multiplied by our average trailing 40 trading day closing stock price leading up to but not including the grant date.
The equity awards granted to our non-employee directors are granted pursuant to our 2020 Equity Incentive Plan (the "2020 Plan") and will vest in full in the event of a “change of control” (as defined in our 2020 Plan).

Legal Proceedings

To our knowledge, no material proceedings exist to which any director, officer or affiliate of Tarsus, any owner of record or beneficially of more than 5% of any class of voting securities of Tarsus, or any associate of any such director, officer, affiliate of Tarsus, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion & Analysis (CD&A) provides a comprehensive overview of the company’s executive compensation program in 2024, detailing its alignment with stockholder interests and the achievement of strategic objectives. This section outlines the philosophy, structure, and key decisions behind the compensation framework, ensuring transparency and clarity for our stockholders. For 2024, our named executive officers, or "NEOs," are:

•Bobak Azamian, M.D., Ph.D., our Chief Executive Officer, Chairman, and President;
•Jeffrey Farrow, our Chief Financial Officer and Chief Strategy Officer;
•Seshadri Neervannan, Ph.D., our Chief Operating Officer;
•Aziz Mottiwala, MBA, our Chief Commercial Officer; and
•Elizabeth Yeu-Lin, M.D., our Chief Medical Officer.

Executive Summary

Business Summary and 2024 Corporate Highlights
We are a commercial stage biopharmaceutical company focused on the development and commercialization of therapeutics, starting with eye care. We launched XDEMVY (lotilaner ophthalmic solution) 0.25%, formerly known as TP-03, for the treatment of Demodex blepharitis, in August 2023 after receiving U.S. Food and Drug Administration ("FDA") approval in July 2023. Demodex blepharitis is caused by the infestation of Demodex mites. Blepharitis ("Blephar" is a reference to eyelid and "itis" is a reference to inflammation) is an ophthalmic lid margin disease characterized by inflammation of the eyelid margin, redness and ocular irritation, including a specific type of eyelash dandruff called collarettes, which are pathognomonic for Demodex blepharitis. Poorly controlled and progressive blepharitis can lead to corneal damage over time and, in extreme cases, blindness. There may be as many as approximately 25 million people in the U.S. who suffer from Demodex blepharitis. XDEMVY is the first and only therapeutic approved by the FDA and we believe is the definitive standard of care for the treatment of Demodex blepharitis.
To date, we have completed seven clinical trials that include a Phase 3 trial, a Phase 2b/3 trial, four Phase 2 trials, and a Phase 1 trial for XDEMVY in Demodex blepharitis, all of which met their primary, secondary and/or certain exploratory endpoints, with the drug well tolerated throughout each trial. We have also completed, and/or have ongoing clinical trials for the potential treatment of Demodex blepharitis in patients with meibomian gland disease (MGD), including the Ersa clinical trial involving XDEMVY, and the Rhea clinical trial involving XDEMVY vehicle, TP-04 for the potential treatment of ocular rosacea, and TP-05 for potential Lyme disease prophylaxis, among others.
We intend to further advance our pipeline with the lotilaner API to address several diseases in human medicine, including eye care, dermatology, and infectious disease prevention. We are investigating the development of our product candidates to address targeted diseases with high unmet medical needs, which currently include TP-04, a novel gel formulation of lotilaner for the potential treatment of ocular rosacea, and TP-05, a novel investigative oral formulation of lotilaner, for potential Lyme disease prophylaxis and community malaria reduction.
During 2024, we achieved strong sales growth since our launch of XDEMVY in August 2023 which provides context to stockholders reviewing our executive compensation disclosures. Our net product sales in 2024 were $180.1 million compared to $14.7 million in 2023. Net product sales were an element of our short-term incentive compensation plan for 2024. Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 25, 2025, for a more detailed discussion of our 2024 financial results.

2024 Compensation Highlights
Our executive compensation program emphasizes long-term value creation that correlates with the growth of sustainable long-term value for our stockholders, as well as motivates, retains, and rewards our NEOs. For 2024, our compensation committee took the following executive compensation actions:

•    Base Salary Increases: In March 2024, our compensation committee approved increases to the base salaries of our NEOs, ranging from 5.0% to 9.7% to acknowledge performance for fiscal year 2023 and better align with the competitive market.

•Performance-Based Cash Compensation: Our compensation committee approved an increase of 5% (from 40% to 45%) to the target bonus amounts under our annual cash incentive program for Messrs. Farrow and Mottiwala and Dr. Neervannan to better align with the competitive market. In addition, our compensation committee approved funding of fiscal year 2024 annual cash incentive program at 130% for achievement of the 2024 corporate goals. This resulted in payouts for our NEOs at 130% of target after the individual performance was factored in, as applicable.

•Equity-Based Compensation: Our compensation committee approved grants of restricted stock units (“RSU") and stock options to our NEOs based on market competitive values, and which vest over a four-year period of service, pursuant to our existing grant practices.

Executive Compensation Best Practices

We maintain sound executive compensation practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following executive compensation practices are in place, including those we have implemented to drive performance and that either prohibit or minimize behaviors that we believe do not serve our stockholders’ interests:

What We Do

•    Compensation Committee Independence – Our Board maintains a compensation committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

•    Compensation Committee Advisor Independence – Our compensation committee engages and retains its own advisor, currently Pay Governance, to assist with its responsibilities. Pay Governance performs services as directed by our compensation committee.

•Annual Compensation Review – Our compensation committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

•Compensation-Related Risk Assessment – Our compensation committee conducts an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on us.

•Emphasize Performance-based Incentive Compensation – Our compensation committee designs our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align the short and long-term interests of our NEOs with the interests of our stockholders.

•Emphasize Long-Term Equity Compensation – Our compensation committee uses equity awards as the long-term incentive component of our compensation program, with the equity awards earned over multi-year periods of service. This serves our long-term value creation goals and retention objectives.

•Clawback – We have a policy to recoup certain incentive-based executive compensation in the event of a financial restatement, specifically tied to the financial metrics that are restated.

•“Double-Trigger” Change in Control Arrangements – The change in control arrangements for our NEOs are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of both (i) our change in control and (ii) a qualifying termination of the NEO's employment.

•Reasonable Severance Arrangements – The post-employment compensation arrangements for our NEOs provide for amounts and multiples that are within reasonable market norms.

•Succession Planning – Our compensation committee reviews the risks associated with our key executive positions on an annual basis so that we have a succession strategy for our most critical positions.

What We Do Not Do

•Executive Perquisites – We do not provide material perquisites or other personal benefits to our NEOs that are not available generally to our other employees. Our NEOs participate in our retirement and health and welfare benefit programs on the same basis as all of our employees.

•Prohibition on Hedging and Pledging – Our NEOs and the members of our Board are prohibited from engaging in hedging transactions with respect to our equity securities. Our NEOs and the members of our Board are also prohibited from pledging shares of our common stock.

•Retirement Programs – Other than our 401(k) plan, which is generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements, or nonqualified deferred compensation plans or arrangements for our NEOs.

•No Tax “Gross-Ups” or Payments – We do not provide any “gross-ups” or tax payments in connection with any compensation element or any excise tax “gross-ups” or tax reimbursement in connection with any change in control payments or benefits.

•No Repricing of Underwater Stock Options – We do not reprice underwater stock options without stockholder approval.
Objectives and Philosophy of Our Executive Compensation Program

The objectives of our executive compensation program are to encourage high performance, promote accountability, align employee interests with the interests of our stockholders, and attract, develop, and retain talented leadership to serve our long-term best interests.

Our executive compensation program is comprised of three primary components:

Component	Form	Purpose
Base Salary	Cash	Provides a fixed and stable compensation element for our NEOs' services based on their knowledge, skills, experience, duties, and responsibilities
Short-Term Incentive	Cash-Based Annual Incentive	Incentivizes and rewards the achievement of our short-term (annual) strategic financial and operational objectives which help drive progress towards our long-term strategic goals
Long-Term Incentive	50% Stock Options 50% RSUs Both vest over four years	Aligns the interests of our NEOs and stockholders, incentivizes and rewards our long-term performance, and provides a key retention tool for our executive leadership

The charts below show the components and pay mix of 2024 target total direct compensation for our Chief Executive Officer ("CEO") and other NEOs:

Compensation Setting Process

Role of the Compensation Committee

Our compensation committee approves, administers and interprets our executive compensation and benefits policies, including our 2020 Equity Incentive Plan.

While our compensation committee determines our overall compensation philosophy and the compensation of our NEOs, it relies on its compensation consultant, as well as our CEO with the assistance of our Chief Human Resources Officer ("CHRO"), to formulate recommendations with respect to specific compensation actions. Our compensation committee makes all final approvals regarding executive officers’ compensation, including base salary levels, annual incentive targets, actual annual incentive payments, and long-term incentives in the form of equity awards for all executives.

Our compensation committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, our compensation committee reviews market trends and changes in competitive compensation practices.

The factors considered by our compensation committee in making its determinations with respect to the compensation of our NEOs for 2024 included:

•our corporate growth and achievement against established goals for 2024;
•the individual performance of each NEO against his or her management objectives;
•a review of the relevant competitive market analysis prepared by our compensation committee's compensation consultant (as described in further detail below);
•the expected future contribution of the individual NEO and the criticality of such NEO's experience and expertise related to our long-term business goals;
•historical compensation awards we have made to our NEO and their current retention value;
•internal pay equity based on the impact on our business and performance; and
•the recommendations of our CEO (except with respect to his own compensation) as described below.

Our compensation committee did not weight these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of our compensation committee consider this information in light of their individual experience, knowledge of the Company, knowledge of each NEO, knowledge of the competitive market, and business judgment in making their decisions regarding executive compensation and our executive compensation program. No NEO participates in the determination of the amounts or elements of his or her own compensation.

As part of this process, our compensation committee evaluates the performance of our CEO each year and approves all decisions regarding his base salary adjustments, annual incentives, and long-term incentives in the form of equity awards. Our CEO is not present during any of the final deliberations regarding his compensation.

The Role of Management
Our CHRO works closely with our compensation committee as it conducts its deliberations about the compensation of our NEOs. Our CEO makes recommendations to our compensation committee as described in the following paragraph and is involved in the determination of compensation for the respective NEOs who report to him.

At the beginning of each year, our CEO reviews the performance of our NEOs based on such individual’s level of success in accomplishing both corporate performance objectives and individual performance objectives established for the prior year and their overall performance against both objectives during that year. Based on this evaluation, he proposes recommendations concerning base salary adjustments, target annual incentives, and long-term incentives in the form of equity awards for each of the other NEOs (excluding the CEO himself). Our compensation committee then reviews the proposed recommendations from the CEO and considers other factors and finally determines the target total compensation of each other NEO, as well as each individual compensation element.

While our compensation committee considers our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data serve as only two of several factors in making its decisions with respect to the compensation of our NEOs.

The Role of Independent Compensation Consultant

Pursuant to its charter, our compensation committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determines in its sole discretion, to assist in carrying out its responsibilities. Our compensation committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to our compensation committee.

In 2024, the nature and scope of the services provided to the compensation committee by the independent compensation consultant were as follows:

•    Updated the compensation peer group;
•Provided advice with respect to compensation best practices and market trends for executive officers and members of our Board;
•Conducted an analysis of the levels of overall compensation and each element of compensation for our NEOs;
•Provided input and guidance on establishing a performance-based RSU program to be granted in 2025; and
•Provided ad hoc advice and support throughout the year.

Our independent compensation consultant attends meetings of our compensation committee as requested and may also communicate with our compensation committee outside of the meetings. The independent consultant reports to the compensation committee rather than to the members of our management team, although the consultant may meet with members of the management team, including our CEO and CHRO, for purposes of gathering information on proposals that management may make to our compensation committee.

Our compensation committee may replace its compensation consultant or hire additional advisors at any time. Pay Governance has not provided any other services to us and has received no compensation other than with respect to the services described above. Our compensation committee has assessed the independence of Pay Governance taking into account, among other things, the various factors as set forth in Rule 10C-1 of the Exchange Act and the enhanced independence standards and factors set forth in the applicable listing standards of the NASDAQ, and has concluded that its relationship with Pay Governance and the work of Pay Governance on behalf of our compensation committee has not raised any conflict of interest.

Competitive Positioning

As part of its deliberations, our compensation committee considers competitive market data on executive compensation levels and practices and a related analysis of such data. This data is drawn from a select group of peer companies developed with and approved by our compensation committee, as well as compensation survey data.
In mid-2023, our compensation committee directed its compensation consultant to refresh the group of peer companies to be used as a reference for market positioning and for assessing competitive market practices for fiscal year 2024. Pay Governance reviewed the group of companies to determine whether all of the peer companies still met our selection criteria.

The key criteria to be included in the review for inclusion in the peer group for 2024 were as follows:

•    Market cap range
•    Company stage: focused on early commercial companies and some late stage clinical companies
•    Employee population: relatively similar, reflecting organization complexity and location
•    Eye care, specialty pharmaceutical and companies with whom we directly compete for talent

Based on this review, our compensation committee approved the following peer group consisting of 22 companies. At the time the peer companies were approved by our compensation committee, the selected companies had revenues ranging from $4 million to $723 million, with a median of $110 million, and market capitalizations ranging from $104 million to $1,848 million, with a median of $734 million. The companies comprising our 2024 compensation peer group were as follows:

•Akebia Therapeutics, Inc.	•Ironwoord Pharmaceuticals Inc.
•Amylyx Pharmaceuticals, Inc.	•Kiniksa Pharmaceuticals, Ltd.
•Arcutis Biotherapeutics, Inc.	•Macrogenics Inc.
•Ardelyx, Inc.	•Mannkind Corp.
•Aurinia Pharmaceuticals, Inc.	•Marinus Pharmaceuticals, Inc.
•Catalyst Pharmaceuticals, Inc.	•Mirum Pharmaceuticals, Inc.
•Deciphera Pharmaceuticals, Inc.	•Ocular Therapeutix, Inc.
•Dynavax Technologies Corp.	•Rhythm Pharmaceuticals, Inc.
•G1 Therapeutics, Inc.	•Rigel Pharmaceuticals Inc.
•Harrow Health, Inc.	•Vanda Pharmaceuticals Inc.
•Intercept Pharmaceuticals Inc.	•Y-Mabs Therapeutics, Inc.

Our compensation committee does not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, solely upon any type of benchmarking to a peer or other representative group of companies. Our compensation committee believes that information regarding the compensation practices at other companies is useful in at least two respects: our compensation committee recognizes that our compensation policies and practices must be competitive in the marketplace; and this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. However, this information is only one of several factors that our compensation committee considers in making its decisions with respect to the compensation of our NEOs.

Components of our Executive Compensation Program

The following sections provide a description of each component of our 2024 executive compensation program, discuss the rationale for each such component, and explain how our compensation committee determined the amounts of compensation and awards.

Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, to attract and retain a stable management team. Base salaries for our NEOs are structured to be both competitive with those offered to individuals in similar roles at peer companies and equitable across the executive leadership team.

Our compensation committee reviews the base salaries of our NEOs annually and makes adjustments to base salaries as it determines to be necessary or appropriate.

In March 2024, our compensation committee reviewed the base salaries of our NEOs other than Dr. Yeu-Lin, taking into consideration a competitive market analysis provided by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, our compensation committee determined to increase the base salary of each of our NEOs other than Dr. Yeu-Lin, effective as of March 1, 2024, in order to reflect merit raises and increases to make the base salaries more competitive relative to the market as shown in the table below.

Named Executive Officer(1)	March 1, 2023 Base Salary	March 1, 2024 Base Salary	Change from 2023 Base Salary
Bobak Azamian, M.D., Ph.D.	$625,400	$683,000	9.2%
Jeffrey Farrow	$500,000	$525,000	5.0%
Seshadri Neervannan, Ph.D.	$504,000	$532,000	5.6%
Aziz Mottiwala, MBA	$455,800	$500,000	9.7%
(1) Dr. Yeu-Lin’s base salary was negotiated at the time of her hire in November 2024 and set at $480,000 annually.

Cash-Based Annual Incentive Compensation

Each of our NEOs is eligible to earn a performance-based cash incentive bonus for each of our fiscal years, with such bonus awarded based on a combination of corporate and individual goals, with the corporate goals established by our compensation committee at the beginning of each fiscal year. We require that participants continue to be employed through the payment date to receive a bonus. For our 2024 fiscal year, the target bonus rate (as a percentage of base salary) was 60% for Dr. Azamian and 45% for Dr. Neervannan and Messrs. Farrow and Mottiwala. Dr. Yeu-Lin, who was appointed as Chief Medical Officer in November 2024, was not eligible for a bonus in fiscal 2024.

At its March 2024 meeting, our compensation committee approved the corporate financial and strategic goals that would be used to measure performance for purposes of the fiscal year 2024 annual cash incentive bonus program. In January 2025, the compensation committee evaluated our company performance relative to the established goals and determined an achievement level of 130% overall.

The table below lists the goals applicable to our fiscal 2024 annual cash incentive bonus program, including our compensation committee’s determination of the level of achievement and score for each goal.

Category	2024 Corporate Goals	Weighting	Achievement	Score
Launch XDEMVY Successfully	• Generate XDEMVY net revenue of $116 million and serve targeted number of patients	30%	140%	42.0%
	• Contract Commercial and Part D coverage resulting in 80% lives covered	20%	114%	22.8%
	• Broaden DB and XDEMVY awareness and scientific evidence
	o Engage at least 10K ECPs with ATU awareness increase	7.5%	120%	9.0%
	o Disseminate clinical data for phase 4 study and related publications	7.5%	88%	6.6%
Monetize to Deliver Pipeline to Patients Globally	• Maintain sufficient cash resources	10%	100%	10.5%
	• Formalize strategy for select ex-US TP-03 territories	5%	100%	5.0%
Transform into Eye Pharma Leader	• Advance management capability that drives culture, belonging, performance and compliance	10%	100%	10.0%
	• Formalize strategy for pipeline development	10%	100%	10.0%
Stretch: Launch, Monetize, Transform	• Initiate enrollment on Phase 2b Rosacea study	5%	0%	0%
	• Complete X enrollment on one additional program	5%	0%	0%
	• Proceed on additional business development efforts	5%	100%	5.0%
	• Opportunistically raise minimum $100M in net proceeds	10%	100%	10.0%
	Total:	100%		130%

As a result of the corporate performance, and taking into consideration the individual performance, which was reviewed and subsequently recommended by the CEO, our compensation committee approved payouts under the annual cash incentive program for the fiscal year 2024 for the NEOs, other than Dr. Yeu-Lin as follows:

Named Executive Officer	2024 Year End Annual Base Salary ($)	Annual Incentive Target (%)	Target Annual Incentive Amount ($)	Annual Incentive Performance Modifier (%)	Amount Awarded ($)
Bobak Azamian, M.D., Ph.D.	683,000	60%	409,800	130%	532,800
Jeffrey Farrow	525,000	45%	236,250	130%	307,200
Seshadri Neervannan, Ph.D.	532,000	45%	239,400	130%	311,300
Aziz Mottiwala, MBA	500,000	45%	225,000	130%	292,500

Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards to motivate our NEOs, by providing them with the opportunity to build an equity interest in the Company and to share in the potential appreciation of the value of our common stock. We offer stock options and RSUs to our employees, including our NEOs, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the date of grant. In the past, our Board of Directors or compensation committee has determined the fair market value of our Common Stock based on inputs including valuation reports prepared by third party valuation firms; however, following our initial public offering in 2020, our Board of Directors or compensation committee determines the fair market value of our Common Stock based on the closing price of our Common Stock on the date of grant. Generally, our stock options granted have vested as to 25% of the total number of option shares on the first anniversary of the award and in equal monthly installments over the following 36 months. Generally, our RSUs granted have vested in equal annual installments over four years.

In March 2024, in connection with our compensation committee’s annual review of our executives’ performance and compensation, our NEOs other than Dr. Yeu-Lin were awarded annual refresh equity awards with a target total grant value that was intended to be generally consistent with the 70% percentile based on the peer group. The target grant value for each NEO was split evenly between options and RSUs, with 50% of the total target grant value being granted in the form of an option, and 50% of the total target grant value being granted in the form of RSUs. To determine the number of shares subject to each type of award that the NEO was to be granted, the following methodologies were utilized: for the options, the target option grant value was divided by the current Black Scholes discount percentage adopted by our compensation committee for such purpose, multiplied by the 40-day trailing trading price average leading up to but not including the grant date; for the RSUs, the target RSU grant value was divided by the 40-day trailing trading price average leading up to but not including the grant date. The grants vest based on continued service by the NEO with us through each vesting date as follows: (i) the option grants vest as to 25% of the total number of option shares on March 7, 2025, and the remaining shares vest in equal monthly installments over the following 36 months thereafter, and (ii) the RSU grants vest in equal annual installments on each of March 15, 2025, March 15, 2026, March 15, 2027, and March 15, 2028.

The following table sets forth the equity awards that our compensation committee awarded to our NEOs other than Dr. Yeu-Lin in March 2024.

Named Executive Officer	Total Value Awarded ($)	RSU Award ($) (50% of Total)	RSU Award (#)	Options Award ($) (50% of Total)	Options Award (#)
Bobak Azamian, M.D., Ph.D.	5,406,665	2,703,333	92,485	2,703,333	136,947
Jeffrey Farrow	1,875,300	937,650	32,079	937,650	47,500
Seshadri Neervannan, Ph.D.	1,875,300	937,650	32,079	937,650	47,500
Aziz Mottiwala, MBA	1,875,300	937,650	32,079	937,650	47,500

In connection with Dr. Yeu-Lin's commencement of employment with us in November 2024, she received an option grant for 41,074 shares of our Common Stock, and an RSU grant for 27,278 shares of our Common Stock. Dr. Yeu-Lin's new hire equity grants are subject to her continued service with us through each vesting date as follows: (i) the option grant vests as to 25% of the total number of option shares on November 4, 2025 and in equal monthly installments over the following 36 months thereafter, and (ii) the RSU grant vests in equal annual installments on each of December 15, 2025, December 15, 2026, December 15, 2027, and December 15, 2028.

Employee Benefits
Our NEOs are eligible to participate in our health and welfare plans to the same extent as our full-time employees generally. We generally do not provide our NEOs with perquisites or other personal benefits.

We have established a 401(k) tax-deferred savings plan which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. We match 4% of employee elected contributions, up to a maximum annual compensation limit of $345,000, which vest immediately and are made each payroll period.

Change in Control and Severance Benefits

We enter into offer letters with each of our NEOs at the commencement of their employment with us, and which set forth the initial terms of the officer's employment with us. In addition, we have entered into an executive severance and change in control agreement with each of our NEOs, which provide severance benefits in the event of certain terminations of employment, and includes the acceleration of vesting of outstanding equity awards in the event such termination is in connection with our change in control. We believe these severance benefits provide retention value by encouraging these NEOs to continue service with us and increase stockholder value by reducing any potential distractions caused by the possibility of an involuntary termination of employment (including in connection with a change in control), allowing the NEOs to focus on their duties and responsibilities. A summary of the material terms and conditions of the executive severance and change in control agreements is provided below in the section of this proxy statement titled “Severance and Change in Control Benefits.”

Corporate Governance Policies

Clawback Policy

In compliance with final rules adopted by the SEC and Nasdaq listing standards, we adopted a policy in 2023 for the recovery of erroneously awarded compensation, or “clawback” policy, which applies to our executive officers, as defined in the policy, who are employed by us during the applicable recovery period. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the compensation committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The clawback policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to a covered officer during the last completed three fiscal years immediately preceding the date on which we are required to prepare the accounting restatement.

Equity Grant Policy

Although we do not have a formal policy with respect to the timing of our equity award grants, the compensation committee generally grants annual equity awards on a predetermined annual schedule and we do not take material nonpublic information into account when determining the timing and terms of such awards. In addition, we do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

During our fiscal year ended December 31, 2024, Dr. Yeu-Lin was awarded stock options in the period beginning four business days before our filing of a periodic report on Form 10-K or Form 10-Q or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information (other than a current report on Form 8-K disclosing a material new stock option award under Item 5.02(e) of such Form 8-K), and ending one business day after the filing or furnishing of such report (the “Designated Periods”). Pursuant to SEC Rules, we are providing the following information relating to the stock options awarded to Dr. Yeu-Lin in the Designated Periods occurring during our fiscal year ended December 31, 2024:

Named Executive Officer	Grant Date	Securities Underlying the Award (#)	Exercise Price of the Award ($/share)	Grant Date Fair Value of the Award ($)
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information
(%)

Elizabeth Yeu-Lin, M.D.	6/13/2024	5,000	33.14	110,675	(8.43)
	11/4/2024	41,074	46.21	1,261,177	1.28

Compensation Committee Report(1)

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, our Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference into our 2024 Annual Report and included in this proxy statement.

Submitted by the following members of the compensation committee:

Wendy Yarno, Chair
Bhaskar Chaudhuri, Ph.D.
William Link, Ph.D.
_____________
(1)The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Tarsus under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2024 SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation of our NEOs, which included our CEO, our CFO, and our next three most highly compensated executive officers who were serving as of the end of our 2024 fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation ($)		Total ($)
Bobak Azamian, M.D., Ph.D.	2024	673,400	—	3,370,153	3,267,692	532,800	52,147	(4)	7,896,192
President, Chief Executive Officer and Board Chairman	2023	619,500	—	1,029,364	1,017,968	450,300	13,200		3,130,332
	2022	590,000	—	876,822	2,077,378	324,500	47,580		3,916,280

Jeffrey Farrow(5)	2024	520,833	—	1,168,959	1,133,398	307,200	102,536	(6)	3,232,926
Chief Financial Officer and Chief Strategy Officer	2023	343,751	100,000	1,678,310	1,590,572	241,200	37,997		3,991,830

Seshadri Neervannan, Ph.D.(7)	2024	527,333	—	1,168,959	1,133,398	311,300	53,699	(4)	3,194,689
Chief Operating Officer	2023	500,000	—	494,095	488,623	246,000	13,200		1,741,918

Aziz Mottiwala(8)	2024	492,633	—	1,168,959	1,133,398	292,500	51,372	(4)	3,138,862
Chief Commercial Officer									—

Elizabeth Yeu-Lin, M.D.(9)	2024	78,182	25,000	1,399,928	1,548,238	—	53,509	(10)	3,104,857
Chief Medical Officer
_____________
(1)Represents a one-time signing bonus paid in the year of hire.
(2)Represents the aggregate grant date fair value of stock awards and option awards granted in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025, for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(3)The amounts in this column reflect annual cash bonuses paid with respect to the applicable fiscal year, based on 100% corporate performance for Dr. Azamian, and 90% corporate performance and 10% individual performance for Mr. Farrow, Dr. Neervannan, and Mr. Mottiwala, respectively.
(4)Consists of $13,800 in matching contributions for the 401k plan.
(5) Mr. Farrow was appointed Chief Financial Officer and Chief Strategy Officer on April 24, 2023. Accordingly, compensation information is only included for the 2023 and 2024 fiscal years.
(6)Consists of (i) $13,408 in matching contributions for the 401(k) plan and (ii) $52,249 of company-paid temporary living expenses.
(7)Dr. Neervannan was employed by us but was not a NEO for the 2022 fiscal year. Accordingly, compensation information is only included for the 2023 and 2024 fiscal years.
(8)Mr. Mottiwala was employed by us but was not a NEO for the 2022 and 2023 fiscal years. Accordingly, compensation information is only included for the 2024 fiscal year.
(9) Dr. Yeu-Lin was appointed Chief Medical Officer on November 4, 2024; however, she previously served as a non-employee member of our Board of Directors and as our Chief Medical Advisor. Accordingly, compensation information is only provided for the 2024 fiscal year, but which includes compensation she received as a non-employee director and as a consultant, in addition to her compensation as our Chief Medical Officer in fiscal year 2024.
(10)Consists of (i) $1,600 in matching contributions for the 401(k) plan and (ii) $51,807 in fees that Dr. Yeu-Lin received as a member of our Board of Directors, prior to her resignation from the Board on November 3, 2024.

Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan-based award granted to our NEOs during our 2024 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date	Target ($)	Maximum ($)
Bobak Azamian, M.D., Ph.D.	N/A	409,800	614,700	—	—	—	—
	3/7/2024	—	—	—	136,947	35.50	3,267,692
	3/7/2024	—	—	92,485	—	—	3,370,153
Jeffrey Farrow	N/A	236,250	354,375	—	—	—	—
	3/7/2024	—	—	—	47,500	35.50	1,133,398
	3/7/2024	—	—	32,079	—	—	1,168,959
Seshadri Neervannan, Ph.D.	N/A	239,400	359,100	—	—	—	—
	3/7/2024	—	—	—	47,500	35.50	1,133,398
	3/7/2024	—	—	32,079	—	—	1,168,959
Aziz Mottiwala	N/A	225,000	337,500	—	—	—	—
	3/7/2024	—	—	—	47,500	35.50	1,133,398
	3/7/2024	—	—	32,079	—	—	1,168,959
Elizabeth Yeu-Lin, M.D.	1/25/2024	—	—	—	10,000	26.25	176,386
	6/13/2024	—	—	—	5,000	33.14	110,675
	6/13/2024	—	—	3,350	—	—	109,679
	11/4/2024	—	—	—	41,074	46.21	1,261,177
	11/4/2024	—	—	27,278	—	—	1,290,249
(1) Each NEO was granted a non-equity incentive plan award pursuant to our 2024 annual incentive plan, which is discussed in greater detail in the “Cash-Based Annual Incentive Compensation” section of the “Compensation Discussion and Analysis.” The amounts shown in the “target” column reflect the target payout under the plan. The target amount is equal to 60% of Dr. Azamian’s annual base salary and 45% of Dr. Neervannan’s and Messrs. Farrow and Mottiwala’s annual base salary. Dr. Yeu-Lin was not eligible for a non-equity incentive plan award in fiscal 2024. The amounts shown in the “maximum” column reflect the maximum payout of 150% of the target bonus amount if all goals are achieved at their maximum level. No threshold amount was applicable to the 2024 annual incentive plan. The actual amounts paid to each NEO are shown in the Summary Compensation Table.
(2) The amounts in this column represent the aggregate grant date fair value of stock awards or option awards granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 25, 2025, for a discussion of the assumptions made by the Company in determining the grant date fair value of our equity awards.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth information regarding each unexercised option and all unvested RSUs held by each of our NEOs as of December 31, 2024. Options granted prior to our initial public offering were granted pursuant to our 2016 Stock Plan (the “2016 Plan”). Options granted after our initial public offering and all RSUs were granted pursuant to our 2020 Plan. All of the options and RSUs granted to our NEOs will fully accelerate in the event the NEO is subject to an involuntary termination within three months before or after our change in control, as described in further detail below in "Severance and Change in Control Benefits."

The vesting schedule applicable to each outstanding option award and RSU award is described in the footnotes to the table below.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Bobak Azamian, M.D., Ph.D.	114,894	(2)	—		0.45	10/26/2028	—		—
	552,549	(2)	—		2.01	4/2/2030	—		—
	123,183	(2)	—		10.99	9/24/2030	—		—
	200,727	(3)	4,271	(3)	47.25	1/6/2031	—		—
	105,920	(4)	48,147	(4)	19.59	3/8/2032	—		—
	43,855	(5)	56,387	(5)	15.00	3/7/2033	—		—
	—		136,947	(6)	35.50	3/6/2034	—		—
	—		—		—	—	22,599	(7)	1,251,307
	—		—		—	—	50,925	(8)	2,819,717
	—		—		—	—	92,485	(9)	5,120,894
Jeffrey Farrow	68,081	(10)	95,316	(10)	14.62	4/23/2033	—		—
	—		47,500	(6)	35.50	3/6/2034	—		—
	—		—		—	—	83,644	(11)	4,631,368
	—		—		—	—	32,079	(9)	1,776,214
Seshadri Neervannan, Ph.D.	183,741	(2)	—		2.01	7/12/2030	—		—
	43,114	(2)	—		10.99	9/24/2030	—		—
	60,217	(3)	1,282	(3)	47.25	1/6/2031	—		—
	47,779	(4)	21,719	(4)	19.59	3/8/2032	—		—
	21,050	(5)	27,066	(5)	15.00	3/7/2033	—		—
	—		47,500	(6)	35.50	3/6/2034	—		—
	—		—		—	—	10,194	(7)	564,442
	—		—		—	—	24,444	(8)	1,353,464
	—		—		—	—	32,079	(9)	1,776,214
Aziz Mottiwala	3,365	(2)	—		0.45	9/13/2028	—		—
	61,508	(2)	—		10.99	9/24/2030	—		—
	40,144	(3)	855	(5)	47.25	1/6/2031	—		—
	44,902	(4)	20,410	(4)	19.59	3/8/2032	—		—
	21,050	(5)	27,066	(5)	15.00	3/7/2033	—		—
	—		47,500	(6)	35.50	3/6/2034	—		—
	—		—		—	—	9,580	(7)	530,445
	—		—		—	—	24,444	(8)	1,353,464
							32,079	(9)	1,776,214
Elizabeth Yeu-Lin, M.D.	2,019	(2)	—		2.01	5/13/2030	—		—
	37,915	(2)	—		10.99	9/24/2030	—		—
	5,200	(2)	—		34.72	3/1/2031	—		—
	20,000	(2)	—		22.50	12/30/2031	—		—
	7,000	(2)	—		12.89	6/15/2032	—		—
	5,000	(2)	—		17.99	6/21/2033	—		—
	—		10,000	(12)	26.25	1/24/2034	—		—
	—		5,000	(13)	33.14	6/12/2034	—		—
	—		41,074	(14)	46.21	11/3/2034	—		—
	—		—		—	—	3,350	(15)	185,490
	—		—		—	—	27,278	(16)	1,510,383
_____________
(1)Market value is based on the fair market value of our Common Stock at the close of trading on December 31, 2024, the last trading day of fiscal year 2024, which was $55.37.
(2)The option was fully vested as of December 31, 2024.

(3)Option vested as to 25% of the total number of option shares on January 7, 2022, and the remaining shares vest in equal monthly installments over the following 36 months, provided the NEO remains in continuous service through each such vesting date.
(4)Option vested as to 25% of the total number of option shares on March 8, 2023, and the remaining shares vest in equal monthly installments over the following 36 months, provided the NEO remains in continuous service through each such vesting date.
(5)Option vested as to 25% of the total number of option shares on March 8, 2024, and the remaining shares vest in equal monthly installments over the following 36 months, provided the NEO remains in continuous service through each such vesting date.
(6)Option vests as to 25% of the total number of options shares on March 7, 2025, and the remaining shares vest in equal monthly installments over the following 36 months, provided the NEO remains in continuous service through each such vesting date.
(7)The RSUs vest in four equal installments on each of March 15, 2023, March 15, 2024, March 15, 2025, and March 15, 2026, subject to the NEO's continuous service through each such vesting date.
(8)The RSUs vest in four equal installments on each of March 15, 2024, March 15, 2025, March 15, 2026, and March 15, 2027, subject to the NEO's continuous service through each such vesting date.
(9)The RSUs vest in four equal installments on each of March 15, 2025, March 15, 2026, March 15, 2027, and March 15, 2028, subject to the NEO's continuous service through each such vesting date.
(10)Option vested as to 25% of the total number of option shares on April 24, 2024, and the remaining shares vest in equal monthly installments over the following 36 months, provided Mr. Farrow remains in continuous service through each such vesting date.
(11)The RSUs vest in four equal installments on each of June 15, 2024, June 15, 2025, June 15, 2026, and June 15, 2027 subject to Mr. Farrow's continuous service through each such vesting date.
(12)This option vested in full on January 30, 2025.
(13)Option vests as to 100% of the total number of option shares on June 13, 2025, provided Dr. Yeu-Lin remains in continuous service through such vesting date.
(14)Option vests as to 25% of the total number of options shares on November 4, 2025, and the remaining shares vest in equal monthly installments over the following 36 months, provided Dr. Yeu-Lin remains in continuous service through each such vesting date.
(15)The RSUs fully vest on June 13, 2025, provided Dr. Yeu-Lin remains in continuous service through such vesting date.
(16)The RSUs vest in four equal installments on each of December 15, 2025, December 15, 2026, December 15, 2027, and December 15, 2028, subject to Dr. Yeu-Lin's continuous service through each such vesting date.

2024 Options Exercised and Stock Vested

The following table shows the number of RSUs held by each of the NEOs that vested during the fiscal year ended December 31, 2024. None of our NEOs exercised any options during such fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Bobak Azamian, M.D., Ph.D.	28,274	892,893
Jeffrey Farrow	27,881	804,088
Seshadri Neervannan, Ph.D.	13,245	418,277
Aziz Mottiwala	12,938	408,582
Elizabeth Yeu-Lin, M.D.	3,350	88,557
(1) Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that have vested.

Employment Agreements with Named Executive Officers

We enter into offer letters with each of our NEOs at the commencement of their employment with us, and which set forth the initial terms of the officer’s employment with us, including their base salary, annual incentive bonus target and initial equity awards, and provide that the officer’s employment will be “at will” and may be terminated at any time. Each of our NEOs is also eligible to receive severance benefits pursuant to an executive severance and change in control agreement, as described in “Severance and Change in Control Benefits” below.

Severance and Change in Control Benefits

We have entered into an Executive Severance and Change in Control Agreement (each, an “Executive Severance Agreement”) with each of our NEOs, which provides that upon a termination of the executive’s employment by us without cause or a resignation by the executive for good reason (each, a “Qualifying Termination”), the NEO will be entitled to receive the following benefits:

•A cash payment equal to (i) the sum of 12 months of the executive’s monthly base salary or (ii) in connection with a Qualifying Termination that is within three months prior to, or 12 months following, a change in control (“in connection with a change in control), the sum of 18 months of the executive’s monthly base salary for Dr. Azamian and 12 months for our other NEOs (each, a “Severance Term”);

•Company-paid COBRA premiums for continued health insurance until the earlier of (i) the close of the applicable Severance Term, (ii) the date the NEO ceases to be eligible for COBRA continuation coverage, or (iii) the date when the NEO becomes eligible for substantially equivalent health insurance coverage;

•If the Qualifying Termination is in connection with a change in control, a cash payment equal to the sum of (i) a pro-rated portion of the executive’s target bonus amount for the year of termination and (ii) 150% for Dr. Azamian or 100% for our other NEOs, of the executive’s target bonus amount for the year of termination; and

•If the Qualifying Termination is in connection with a change in control, accelerated vesting of all of the executive’s then-outstanding equity awards.

In order to receive the foregoing benefits, the executive must execute and not revoke a release of claims against us and continue to comply with certain restrictive covenants.

For purposes of the Executive Severance Agreements, “cause” means (i) the executive’s unauthorized use or disclosure of our confidential information or trade secrets, which use or disclosure causes material harm to us, (ii) the executive’s material breach of any agreement with us, (iii) the executive’s material failure to comply with our written policies or rules, (iv) the executive’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (v) the executive’s gross negligence or willful misconduct, (vi) the executive’s continuing failure to perform assigned duties after receiving written notification of the failure from our Board of Directors or (vii) the executive’s failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or employees, if we have requested such cooperation.

For purposes of the Executive Severance Agreements, a “resignation for good reason” means an executive’s separation as a result of the executive’s resignation from employment after one of the following conditions has come into existence without the executive’s consent: (i) a material diminution of the executive’s annual base salary, (ii) a material diminution of the executive’s authority, duties or responsibilities, or (iii) a material change in the geographic location at which the executive must perform services for us; provided, however, that in order to constitute a resignation for good reason, the executive must give us written notice of the condition within 90 days after it comes into existence, we must fail to remedy the condition within 30 days after receiving the executive’s written notice and the executive must terminate his employment within 12 months after the condition came into existence.

For purposes of the Executive Severance Agreements, a “change in control” includes: (i) any person acquiring beneficial ownership of more than 50% of our total voting power; (ii) the sale or other disposition of all or substantially all of our assets; (iii) our merger or consolidation after which our voting securities represent 50% or less of the total voting power of the surviving or acquiring entity; or (iv) individuals who are members of our Board of Directors cease for any reason to constitute at least a majority of the members of our Board of Directors over a period of 12 months.

Potential Payments Upon Termination or Change in Control

The following table describes the potential payments and benefits for each of our NEOs under their Executive Severance Agreement upon a Qualifying Termination as of December 31, 2024.

Name	Severance Benefit	Termination Apart from a Change in Control ($)	Termination in Connection with a Change in Control ($)
Bobak Azamian, M.D., Ph.D.	Cash Severance(1)	683,000	2,049,000
	Continued Health Coverage(2)	32,203	48,305
	Equity Acceleration(3)	—	15,946,779
	Total	715,203	18,044,084
Jeffrey Farrow	Cash Severance(1)	525,000	997,500
	Continued Health Coverage(2)	23,279	23,279
	Equity Acceleration(3)	—	11,235,535
	Total	548,279	12,256,314
Seshadri Neervannan, Ph.D.	Cash Severance(1)	532,000	1,010,800
	Continued Health Coverage(2)	29,021	29,021
	Equity Acceleration(3)	—	6,518,115
	Total	561,021	7,557,936
Aziz Mottiwala	Cash Severance(1)	500,000	950,000
	Continued Health Coverage(2)	33,179	33,179
	Equity Acceleration(3)	—	6,433,815
	Total	533,179	7,416,994
Elizabeth Yeu-Lin, M.D.	Cash Severance(1)	480,000	480,000
	Continued Health Coverage(2)	—	—
	Equity Acceleration(3)	—	2,474,460
	Total	480,000	2,954,460
(1) Represents (i) the NEO’s base salary and (ii) the prorated target bonus plus the target bonus at the specified achievement percentage, as described in the "Severance and Change in Control Benefits" section above.
(2) Represents the continued payment of health insurance premiums for the applicable length of time pursuant to the NEO's Executive Severance Agreement.
(3) Represents the value of vesting acceleration of equity awards assuming the Qualifying Termination and change in control occurred on December 31, 2024. The value for RSUs is calculated based on our closing stock price per share on December 31, 2024 of $55.37. The value of stock option awards is calculated based on the excess of our closing stock price per share on December 31, 2024 of $55.37 and the exercise price of the stock option awards, if any.

CEO Pay Ratio

As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Azamian, our CEO, as of December 31, 2024.

For our fiscal year ended December 31, 2024, our CEOs’s annual total compensation disclosed in the Summary Compensation Table was $7,896,192. Our median employee’s annual total compensation was $216,313. Based on this information, the ratio of the annual total compensation of Dr. Azamian to the annual total compensation of our median employee was 37 to 1 for 2024.

We calculated our CEO's pay ratio described above in compliance with the requirements set forth in Item 402(u) of Regulation S-K. We first identified the median employee using our employee population of 323 full-time employees, excluding the CEO, as of December 31, 2024, and comparing the W-2 compensation for the year ended December 31, 2024 for such employee population. Once we identified our median employee, we then calculated the median employee’s annual total compensation in the same manner as the NEOs found in the Summary Compensation Table.
Pay-Versus-Performance

As required by Section 952(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for the years shown in the table below. For our NEOs other than our principal executive officer (“PEO”), compensation is reported as an average. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this disclosure differ from those required in the Summary Compensation Table.

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(4)	TARS Total Shareholder Return(5)	Peer Group Total Shareholder Return (NASDAQ Biotechnology Index)(6)	Net Loss (Millions)(7)	Product Sales, Net (Millions)(8)
2024	$7,896,192	$19,754,970	$3,167,833	$8,177,805	$246.09	$93.47	$(116)	$180
2023	$3,130,332	$4,499,232	$2,570,776	$2,678,937	$90.00	$94.01	$(136)	$15
2022	$3,916,280	$27,957	$2,776,070	$2,017,709	$65.16	$89.88	$(62)	$—
(1) Our PEO for each year reported is Bobak Azamian, our Chief Executive Officer. The dollar amounts reported in this column are the amounts of total compensation reported for Dr. Azamian in the “Total” column of the Summary Compensation Table in the applicable fiscal year.
(2) In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid to our PEO during fiscal years 2022, 2023 and 2024, which consisted solely of adjustments to the PEO’s equity awards:

	PEO: Bobak Azamian
Description of Adjustment	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024
Summary Compensation Table - Total Compensation	$3,916,280	$3,130,332	$7,896,192
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(2,954,200)	$(2,047,332)	$(6,637,845)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,188,049	$2,806,598	$10,594,953
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(1,880,244)	$574,217	$5,953,081
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(1,241,928)	$35,417	$1,948,589
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—
Total Equity Adjustments (subtotal)	$(3,888,323)	$1,368,900	$11,858,778
Compensation Actually Paid	$27,957	$4,499,232	$19,754,970

(3) The non-PEO NEOs for each year reported are as follows:
For 2024: Jeffrey Farrow, Seshadri Neervannan, Aziz Mottiwala and Elizabeth Yeu-Lin
For 2023: Jeffrey Farrow, Seshadri Neervannan and Leonard Greenstein
For 2022: Jose Trevejo and Bryan Wahl
The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in the applicable fiscal year.
(4) In accordance with SEC rules, the following adjustments were made to determine the compensation actually paid on average for the non-PEO NEOs during fiscal years 2022, 2023 and 2024, which consisted solely of adjustments to the non-PEO NEOs’ equity awards:

	Non-PEO NEOs
Description of Adjustment	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024
Summary Compensation Table - Total Compensation	$2,776,070	$2,570,776	$3,167,833
Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(2,081,832)	$(1,852,215)	$(2,463,809)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,427,298	$1,987,782	$3,730,521
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(115,069)	$140,662	$2,867,439
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$84,519	$2,781	$—
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(73,277)	$34,837	$875,821
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$(205,686)	$—
Total Equity Adjustments (subtotal)	$(758,361)	$108,161	$5,009,972
Compensation Actually Paid	$2,017,709	$2,678,937	$8,177,805

(5) Total Stockholder Return represents the return on a fixed investment of $100 in our common stock for the period beginning on the last trading day of 2021 through the end of the applicable fiscal year.
(6)Peer Group Total Stockholder Return represents the return on a fixed investment of $100 in the NASDAQ Biotechnology Index for the period beginning on the last trading day of 2021 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends.
(7) The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable fiscal year.
(8) The dollar amounts reported represent the amount of net product sales reflected in our audited financial statements for the applicable fiscal year.

Narrative Disclosure

Our compensation committee makes executive compensation decisions independent of SEC disclosure requirements. For a discussion of our compensation committee’s decision-making process, please see our “Compensation Discussion and Analysis,” above.

Compensation Actually Paid and Total Stockholder Return

The following graph illustrates the relationship between the PEO and average non-PEO NEO “compensation actually paid” (“CAP”), our cumulative Total Stockholder Return (“TSR”) and the TSR of the NASDAQ Biotechnology Index, assuming an initial fixed investment of $100, for the fiscal years ended December 31, 2024, 2023 and 2022.

Compensation Actually Paid and Net Loss

The following graph illustrates the relationship between the PEO and average non-PEO NEO CAP and our net loss for the fiscal years ended December 31, 2024, 2023 and 2022.

Compensation Actually Paid and Net Product Sales

The following graph illustrates the relationship between the PEO and average non-PEO NEO CAP and our net product sales for the fiscal years ended December 31, 2024, 2023 and 2022. We consider net product sales to be the most important financial performance metric in our 2024 executive compensation program because it is the most heavily weighted financial metric used in determining each of our NEO’s annual 2024 cash incentive achievement.

Most Important Performance Measures

Our net product sales is the financial performance measure we consider most important in linking the compensation actually paid to our NEOs for 2024 with our performance.

In addition to the financial performance measure listed above, we view our stock price, upon which the value of all of our equity awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management with the interests of our stockholders. Furthermore, we view our pipeline development and progression, which is a potentially significant longer-term value-creating driver, as another key performance-based component of our executive compensation program.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	7,235,689	(2)	$18.16	(3)	9,970,619	(4)(5)
Equity compensation plans not approved by stockholders	—		—		—
Total	7,235,689		$18.16		9,970,619
_____________
(1)Includes our 2016 Plan, our 2020 Plan and our Employee Stock Purchase Plan (“ESPP”). We no longer issue grants under our 2016 Plan following our initial public offering.
(2)Includes 5,007,908 shares issuable upon exercise of outstanding options, 1,915,281 shares issuable upon vesting of outstanding RSUs, and 312,500 shares issuable upon exercise of pre-funded warrants.
(3)Does not take into account outstanding RSUs as these awards have no exercise price.
(4)Includes 2,765,942 shares of our Common Stock available under the ESPP.
(5)The 2020 Plan provides that the number of shares of Common Stock reserved for issuance thereunder will be increased automatically on the first business day of each of our fiscal years, commencing in 2021 and ending in 2030, by an amount equal to the lesser of (a) 4% of the total number of shares of Common Stock outstanding on the last business day of the prior fiscal year, or (b) a number of shares determined by our Board of Directors. The ESPP provides that the number of shares of Common Stock reserved for issuance thereunder will be increased automatically on the first business day of each of our fiscal years, commencing in 2021 and ending in 2040, by an amount equal to the lesser of (a) 2,300,000 shares of Common Stock, (b) 1% of the total number of shares of Common Stock outstanding on the last business day of the prior fiscal year, or (c) the number of shares determined by our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2025 for:
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;
•each of our directors and director nominees;
•each of our named executive officers ("NEOs"); and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G and 13D filed with the SEC.
We have based our calculation of the percentage of beneficial ownership on 41,995,537 shares of our Common Stock outstanding as of March 31, 2025. We have deemed shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is 15440 Laguna Canyon Road, Suite 160, Irvine, California 92618.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
NEOs and Directors:
Bobak Azamian (1)	2,089,572	4.84%
Jeffrey Farrow (2)	121,387	*
Seshadri Neervannan(3)	462,970	1.09%
Aziz Mottiwala(4)	267,951	*
Elizabeth Yeu-Lin (5)	120,390	*
Bhaskar Chaudhuri (6)	37,350	*
Andrew Goldberg (7)	42,850	*
Katherine Goodrich (8)	—	*
William J. Link(9)	344,176	*
Scott Morrison(10)	20,349	*
Wendy Yarno(11)	47,350	*
All executive officers and directors as a group (13 persons) (12)	4,002,178	8.97%
5% Stockholders:
Blackrock, Inc.(13)	3,755,504	8.94%
RTW Investments L.P.(14)	3,152,341	7.51%
Paradigm BioCapital Advisors LP(15)	2,440,445	5.81%
Tang Capital Partners, LP (16)	2,204,797	5.25%
Jennison Associates LLC(17)	2,178,580	5.19%
_____________
*Less than one percent.
(1)Consists of (i) 53,635 shares of Common Stock held directly by Dr. Azamian (ii) 1,211,831 shares of Common Stock issuable pursuant to options held directly by Dr. Azamian exercisable within 60 days of March 31, 2025, and (iii) 824,106 shares of Common Stock held by Dr. Azamian, as Trustee of the Bobak Azamian Living Trust, established April 16, 2018. Dr. Azamian is a trustee of the Bobak Azamian Living Trust, established April 16, 2018 and has voting and investment control with respect to these shares.
(2)Consists of (i) 22,431 shares of Common Stock held directly by Mr. Farrow and (ii) 98,956 shares of Common Stock issuable pursuant to options held directly by Mr. Farrow exercisable within 60 days of March 31, 2025.
(3)Consists of (i) 79,682 shares of Common Stock held directly by Dr. Neervannan and (ii) 383,288 shares of Common Stock issuable pursuant to options held directly by Dr. Neervannan exercisable within 60 days of March 31, 2025.
(4)Consists of (i) 65,057 shares of Common Stock held directly by Mr. Mottiwala and (ii) 202,894 shares of Common Stock issuable pursuant to options held directly by Mr. Mottiwala exercisable within 60 days of March 31, 2025.

(5)Consists of (i) 33,256 shares of Common Stock held directly by Dr. Yeu-Lin and (ii) 87,134 shares of Common Stock issuable pursuant to options held directly by Dr. Yeu-Lin exercisable within 60 days of March 31, 2025.
(6)Consists of (i) 5,350 shares of Common Stock held directly by Dr. Chaudhuri and (ii) 32,000 shares of Common Stock issuable pursuant to options held directly by Dr. Chaudhuri exercisable within 60 days of March 31, 2025.
(7)Consists of (i) 13,350 shares of Common Stock held directly by Dr. Goldberg and (ii) 29,500 shares of Common Stock issuable pursuant to options held directly by Dr. Goldberg exercisable within 60 days of March 31, 2025.
(8)Katherine Goodrich did not have any shares of Common Stock held or shares of Common Stock issuable pursuant to options held directly by Dr. Goodrich exercisable within 60 days of March 31, 2025, given her appointment date on November 13, 2024.
(9)Consists of (i) 167,098 shares of Common Stock held directly by Dr. Link (ii) 166,632 shares of Common Stock issuable pursuant to options held directly by Dr. Link exercisable within 60 days of March 31, 2025, and (iii) 10,446 shares of Common Stock owned by Link Family Enterprise, LP, and in his capacity as such, Dr. Link may be deemed to have sole voting and investment power over shares held by Link Family Enterprise, LP. Dr. Link disclaims beneficial ownership of the shares held by Link Family Enterprise, LP except to the extent of his pecuniary interest in such shares.
(10)Consists of (i) 6,016 shares of Common Stock held directly by Mr. Morrison and (ii) 14,333 shares of Common Stock issuable pursuant to options held directly by Mr. Morrison exercisable within 60 days of March 31, 2025.
(11)Consists of (i) 10,350 shares of Common Stock held directly by Ms. Yarno and (ii) 37,000 shares of Common Stock issuable pursuant to options held directly by Ms. Yarno exercisable within 60 days of March 31, 2025.
(12)Consists of (i) 1,388,844 shares of Common Stock beneficially owned by our directors and executive officers and (ii) 2,613,334 shares of Common Stock issuable to our directors and NEOs upon exercise of outstanding stock options exercisable within 60 days of March 31, 2025.
(13)Consists of 3,755,504 shares of Common Stock held of record by BlackRock, Inc. The principal address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The foregoing information in this footnote is based on a Schedule 13G/A filed by BlackRock on November 8, 2024.
(14)Consists of 3,152,341 shares of Common Stock held in the aggregate by one or more private funds (together, the “RTW Funds”) managed by RTW Investments, LP (the “RTW Adviser”). The RTW Adviser, in its capacity as the investment adviser of the RTW Funds, has the power to vote and the power to direct the disposition of the shares held by the RTW Funds. Accordingly, the RTW Adviser may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner and Chief Investment Officer of the RTW Adviser, has the power to direct the vote and disposition of the securities held by the RTW Adviser. RTW Master Fund Ltd., one of the RTW Funds, has the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of more than 5% of the shares held by the RTW Funds. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014. The foregoing information in this footnote is based on a Schedule 13G/A filed by RTW on February 14, 2024.
(15)Consists of (i) 2,440,445 shares of Common Stock held of record by Paradigm BioCapital International Fund Ltd. (the “Paradigm Fund”) and one or more separately managed accounts managed by Paradigm BioCapital Advisors LP (the “Paradigm Adviser” and such separately managed accounts, the “Paradigm Account”). Paradigm BioCapital Advisors GP LLC (the “Paradigm Adviser GP”) is the general partner of Paradigm Adviser, and Senai Asefaw is the managing member of Paradigm Adviser GP. Paradigm Adviser, Paradigm Adviser GP and Senai Asefaw may be deemed to beneficially own the Common Stock directly beneficially owned by the Paradigm Fund and the Paradigm Account. Each of the parties disclaims beneficial ownership with respect to any shares of the Common Stock other than the shares of Common Stock directly beneficially owned by such party. The principal business address of the Paradigm Fund, Paradigm Adviser, the Paradigm Account, Paradigm Adviser GP and Senai Asefaw is 767 Third Avenue, 17th Floor, New York, NY 10017. The foregoing information in this footnote is based on a Schedule 13G/A filed by Paradigm on November 14, 2024.
(16)Consists of 2,204,797 shares of Common Stock held of record by Tang Capital Partners, LP. Tang Capital Management, LLC is the general partner of Tang Capital Partners, LP and Kevin Tang is the manager of Tang Capital Management, LLC. Tang Capital Partners, LP, Tang Capital Management and Kevin Tang have the power to vote and the power to direct disposition of the shares of Common Stock held by Tang Capital Partners, LP such that each of Tang Capital Management, LLC and Kevin Tang may be deemed to be beneficial owner of such securities. The principal address of Tang Capital Management, LLC, Tang Capital Partners, LP and Kevin Tang is 4747 Executive Drive, Suite 210, San Diego, CA 92121. The foregoing information in this footnote is based on a Schedule 13G filed by Tang on February 14, 2024.
(17)Consists of 2,178,580 shares of Common Stock held of record by Jennison Associates, LLC. The principal place of business for Jennison Associates, LLC is 466 Lexington Avenue, New York, NY 10017. The foregoing information in this footnote is based on a Schedule 13G filed by Jennison on November 12, 2024.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Delinquent Section 16(a) Reports

We believe that during the fiscal year ended December 31, 2024, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except for an inadvertent delay in filing of one report by Dr. Yeu-Lin with respect to a grant of options of our Common Stock relating to consulting services provided by Dr. Yeu-Lin during her previous role as Chief Medical Advisor for the Company. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions
We adopted a formal written policy providing that we are not permitted to enter into any transaction, arrangement, or relationship (or series of similar transactions, arrangements, or relationships) that exceeds the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years and in which any related person has a direct or indirect material interest without the consent of our audit committee. As provided by our audit committee charter, our audit committee has the primary responsibility for the review, approval and oversight of such “related person transactions.” Under our related person transaction policy, our management is required to submit any related person transaction not previously approved or ratified by our audit committee to our audit committee. In approving or rejecting the proposed transactions, our audit committee takes into account all of the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Our audit committee will approve only those transactions that, as determined by our audit committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
We entered into the Investors’ Rights Agreement prior to the adoption of this policy. Although we did not have a written policy for the review and approval of transactions with related persons prior to becoming a public reporting Company, our Board of Directors historically reviewed and approved any transaction in which a director or officer had a financial interest, including the Investors’ Rights Agreement described below. Prior to approving such a transaction, the material facts as to relationship or interest of the relevant director, officer or holder of 5% or more of any class of our voting securities in the agreement or transaction was disclosed to our Board of Directors. Our Board of Directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

Related Party Transactions
In addition to the compensation arrangements with directors and NEOs described elsewhere in this proxy statement, since January 1, 2024, we were involved in the following transactions in which we were or are a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Consulting Agreement with Dr. Yeu-Lin

On August 1, 2020, prior to her appointment to our Board, we entered into a consulting agreement with Dr. Yeu-Lin (as amended most recently on January 30, 2024, the “Yeu Consulting Agreement”) under which Dr. Yeu-Lin served as our Chief Medical Advisor. The Yeu Consulting Agreement provided for Dr. Yeu-Lin to receive annual cash compensation of $360,000. Additionally, Dr. Yeu-Lin was granted an option to purchase 55,134 shares of our Common Stock pursuant to the Yeu Consulting Agreement, with exercise prices ranging from $2.01 to $34.72 per share. Pursuant to the existing terms of her outstanding options, Dr. Yeu-Lin will continue to vest in her outstanding options as she continues to provide services to us pursuant to the Yeu Consulting Agreement. The Yeu Consulting Agreement and Dr. Yeu-Lin's role as Chief Medical Advisor was terminated effective November 4, 2024, as she was appointed the Company's Chief Medical Officer and concurrently transitioned off our Board. The Yeu Consulting Agreement contained standard confidentiality, indemnification and intellectual property assignment provisions in favor of the Company.

Equity Investment in Privately-Held Eye Care Company

     In April 2024, we participated in an equity round of an early clinical-stage private eye care company. Pursuant to the terms of a Preferred Stock Purchase Agreement we purchased $3,000,000 of preferred stock. Drs. Azamian and Link are board members of this private company. We own a small minority of this private company.

Investors' Rights Agreement
We are party to an amended and restated investors’ rights agreement with certain holders of our capital stock, including Flying L Investments XI, LLC, and Dr. Azamian. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees
The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2024 and December 31, 2023 by Ernst & Young LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2024	2023
Audit Fees(1)	$2,577,000	$1,024,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
Total Fees	$2,577,000	$1,024,500
_____________
(1)Represents the aggregate fees billed to us by our principal independent registered public accounting firm for (i) professional services rendered for the audit of our annual financial statements included in our Form 10-K, (ii) review of interim financial statements, and (iii) services provided for the registration statement for public offerings.
(2)Represents the aggregate fees billed to us by our principal independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already reported in Audit Fees. These services include accounting consultations and attestation services that are not required by statute and the preparation of consents with respect to registration statements on Form S-8.
(3)Represents the aggregate fees billed to us by our principal independent registered public accounting firm for professional services rendered for the filing of tax returns and other tax compliance matters, as well as tax advice for certain business events.
All fees described above were pre-approved by our audit committee.

Pre-Approval Policies and Procedures
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The audit committee pre-approves specified services in defined categories of audit services, audit- related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The audit committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
The audit committee of our Board of Directors consists of the three non-employee directors named below and operates under a written charter adopted by our Board of Directors. Our Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the audit committee meets that standard. Our Board of Directors has also determined that Mr. Morrison is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.
The principal purpose of the audit committee is to assist our Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The audit committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its Charter, which our Board of Directors adopted and which the audit committee reviews on an annual basis.
Our management is responsible for preparing our financial statements and our financial reporting process. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.
The audit committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “10-K”).
The audit committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the audit committee discussed with Ernst & Young LLP those matters required to be discussed by the auditors with the audit committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. Additionally, Ernst & Young LLP provided to the audit committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee also discussed with Ernst & Young LLP its independence from the Company and satisfied itself as to the independence of Ernst & Young LLP.
Based upon the review and discussions described above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the Securities and Exchange Commission.
Submitted by the following members of the audit committee:

Scott Morrison, Chair
Andrew Goldberg, M.D.
Katherine Goodrich, M.D.
_____________
(1)The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Tarsus under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1 –
ELECTION OF DIRECTORS
Our Board of Directors currently consists of seven directors. Our Board of Directors are divided into three classes with staggered three-year terms. In January 2025, Ms. Crane resigned as a member of the Board of Directors and authorized number of directors was reduced to seven. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

The terms of the Class II directors, Bobak Azamian and Katherine Goodrich expire at the Annual Meeting. As recommended by our nominating and corporate governance committee, on March 6, 2025, our Board of Directors nominated Bobak Azamian and Katherine Goodrich for election as the Class II directors at the Annual Meeting. If elected, each will serve on our Board of Directors until the annual meeting of stockholders in 2028 and until his or her successor has been elected and qualified. The Class III directors will serve until our annual meeting of stockholders in 2026. The Class I directors will serve until our annual meeting of stockholders in 2027. The nominees for director at the Annual Meeting, their ages as of April 15, 2025, their positions and offices held with the Company are set forth below. Other biographical information for the members of our Board of Directors is set forth in this proxy statement under the heading “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers.”

Vote Required

Class II Directors are elected by a plurality of the votes properly cast in person or by proxy. Our nominees for Class II director receiving the highest number of votes cast “FOR” such nominee will be elected. Any shares not voted “FOR” a particular nominee (whether as a result of a “WITHHOLD” vote, abstention or a broker non-vote, as described in the next paragraph) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of the two nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected.
If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

CLASS II NOMINEES AT THE ANNUAL MEETING

Name	Age	Position with Tarsus
Bobak Azamian, M.D., Ph.D.	47	President, Chief Executive Officer, and Board Chairman
Katherine Goodrich, M.D.	56	Director

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Position with Tarsus
Wendy Yarno, MBA	70	Lead Independent Director
Andrew Goldberg, M.D.	43	Director
Scott Morrison	67	Director

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Name	Age	Position with Tarsus
William J. Link, Ph.D.	78	Director
Bhaskar Chaudhuri, Ph.D.	70	Director

The biographies for the director nominees and directors set forth above are set forth in this proxy statement under the heading “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers.”
We have determined that each of these Class II director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board of Directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as Class II directors are noted in their biographies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE FOLLOWING CLASS II DIRECTOR NOMINEES:
BOBAK AZAMIAN, M.D., PH.D. AND KATHERINE GOODRICH, M.D.

PROPOSAL 2–
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with SEC rules, we are asking our stockholders to approve, on a non-binding, advisory basis, the 2024 compensation of our NEOs as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. As described further in the "Executive Compensation" section of this Proxy Statement, including the "Compensation Discussion and Analysis" and the related tables and narrative, the primary goals of our compensation programs are to attract and retain senior executive management, to motivate their performance toward clearly defined goals and to align their long term interests with those of our stockholders. We believe our executive compensation program emphasizes long-term value creation that correlates with the growth of sustainable long-term value for our stockholders, as well as motivates, retains, and rewards our NEOs.

We urge our stockholders to read the “Compensation Discussion and Analysis” and the tables and narrative that follow for additional details about our executive compensation program, including information about the 2024 compensation paid to our NEOs.

Vote Required and Board Recommendation

The advisory non-binding approval of this proposal must receive more “FOR” votes than “AGAINST” votes cast at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. However, the advisory approval of our Company's executive compensation for the year ended December 31, 2024 is advisory and non-binding in nature and cannot overrule any decisions made by our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3–
ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal 2 above, our stockholders for the first time are being provided the opportunity to cast an advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. In accordance with Section 14A of the Exchange Act, this Proposal 3 affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual stockholder meetings. This advisory stockholder vote is commonly known as "say-when-on-pay" and SEC rules require that we conduct a stockholder advisory vote of this nature at least once every six years. Under this Proposal 3, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years, or may abstain from voting on this proposal.

Our Board believes that a frequency of every year for the advisory vote on executive compensation will best serve the Company and its stockholders for the following reasons:

•allows stockholders to provide direct input on the Company's compensation philosophy, policies and practices as disclosed in the proxy statement each year;

•provides our compensation committee with the opportunity to evaluate its compensation decisions by taking into account timely feedback provided by stockholders; and
•is consistent with good corporate practices.

We request that our stockholders select “1 Year” when voting on the frequency of advisory votes on executive compensation.

Vote Required and Board Recommendation

This vote is advisory, and therefore not binding on our compensation committee or our Board of Directors. Notwithstanding the Board of Directors' recommendation and the outcome of the stockholder vote on this Proposal 3, our Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. The Company's decision as to how frequently it will conduct "Say On Pay" votes will be disclosed via Form 8-K as required by the Securities and Exchange Commission. The choice of frequency that receives the highest number of votes will be considered the advisory vote of the stockholders. Abstentions and broker non-votes will not count in determining which frequency choice received the largest number of votes, and will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE “1 YEAR” OPTION AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4 –
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025
The audit committee of our Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, our Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.

Vote Required

This proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires more “FOR” votes than “AGAINST” votes cast at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

April 28, 2025	/s/ Bryan Wahl
Bryan Wahl
General Counsel and Secretary

Tarsus

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Tarsus Pharmaceuticals, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 14, 2025

Thursday, June 12, 2025 9:00 AM, (Pacific Daylight Time)

Annual meeting to be held live via the internet - Please visit www.proxydocs.com/TARS for further details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, (Pacific Daylight Time), June 12, 2025.

Internet:

www.proxypush.com/TARS

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-390-5415

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

ATTENDING THE VIRTUAL MEETING: You must register to attend the meeting online and/or participate at www.proxydocs.com/TARS

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bobak Azamian, Jeff Farrow and Bryan Wahl (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Tarsus Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE